Exhibit 10.40

EXECUTION VERSION

GENERAL MARITIME CORPORATION

VLCC ACQUISITION I CORPORATION

$131,600,000

Senior Unsecured Notes due 2020

NOTE AND GUARANTEE AGREEMENT

Dated as of March 28, 2014

i

6.	REPRESENTATIONS OF THE PURCHASERS		15
	6.1.	Purchase for Investment	15
7.	INFORMATION AS TO THE OBLIGORS		16
	7.1.	Financial and Business Information	16
	7.2.	Officer’s Certificates	18
	7.3.	Inspections	18
8.	PREPAYMENT OF THE NOTES		19
	8.1.	Maturity; Accrual of Interest	19
	8.2.	Optional Prepayments with Make-Whole Amount	20
	8.3.	Prepayment in Connection with a Change of Control	21
	8.4.	[Reserved.]	21
	8.5.	Maturity; Surrender, etc.	21
	8.6.	Purchase of Notes	21
	8.7.	Make-Whole Amount	22
	8.8.	Commitment Fee	23
9.	AFFIRMATIVE COVENANTS		23
	9.1.	Books and Records	23
	9.2.	Maintenance of Property; Insurance	24
	9.3.	Corporate Franchises	24
	9.4.	Compliance with Statutes, etc.	24
	9.5.	Compliance with Environmental Laws	24
	9.6.	ERISA	25
	9.7.	End of Fiscal Years; Fiscal Quarters	26
	9.8.	Performance of Obligations	26
	9.9.	Payment of Taxes	27
	9.10.	Ranking	27
	9.11.	Subsidiary Guarantees; Release	27
	9.12.	Restricted and Unrestricted Subsidiaries	27
	9.13.	Use of Proceeds	28
	9.14.	Scorpio Newbuilds	28
10.	NEGATIVE COVENANTS		28
	10.1.	Liens	28
	10.2.	Consolidation, Merger, Sale of Assets, etc.	30
	10.3.	Restricted Payments	31
	10.4.	Indebtedness	34
	10.5.	Transactions with Affiliates	35
	10.6.	Limitation on Certain Restrictions on Restricted Subsidiaries	36
	10.7.	Business	37
11.	EVENTS OF DEFAULT		37
12.	REMEDIES ON DEFAULT, ETC.		39
	12.1.	Acceleration	39
	12.2.	[Reserved.]	40
	12.3.	Rescission	40
	12.4.	No Waivers or Election of Remedies, Expenses, etc.	40
13.	TAX INDEMNIFICATION; FATCA INFORMATION		41
	13.1.	Tax Indemnification	41
	13.2.	Survival of Obligations	42
14.	GUARANTEE, ETC.		42
	14.1.	Guarantee	42
	14.2.	Guarantee Obligations Unconditional	43
	14.3.	Survival of Obligations	45
	14.4.	Guarantees Endorsed on the Notes	45

15.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES		46
	15.1.	Registration of Notes	46
	15.2.	Transfer and Exchange of Notes	46
	15.3.	Replacement of Notes	46
16.	PAYMENTS ON NOTES		47
	16.1.	Place of Payment	47
	16.2.	Home Office Payment	47
17.	EXPENSES, ETC.		48
	17.1.	Transaction Expenses	48
	17.2.	Taxes	48
	17.3.	Survival	48
18.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT		49
19.	AMENDMENT AND WAIVER		49
	19.1.	Requirements	49
	19.2.	Solicitation of Holders of Notes	49
	19.3.	Binding Effect, etc.	49
	19.4.	Notes held by Obligors, etc.	50
20.	NOTICES		50
21.	REPRODUCTION OF DOCUMENTS		51
22.	CONFIDENTIAL INFORMATION		51
23.	SUBSTITUTION OF PURCHASER		52
24.	JURISDICTION AND PROCESS		53
25.	OBLIGATION TO MAKE PAYMENTS IN U.S. DOLLARS		53
26.	MISCELLANEOUS		54
	26.1.	Successors and Assigns	54
	26.2.	Payments Due on Non-Business Days	54
	26.3.	Severability	54
	26.4.	Construction	54
	26.5.	Ratification	54
	26.6.	Counterparts	55
	26.7.	Governing Law	55
	26.8.	Accounting Matters	55

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.5(b)	—	Obligations

SCHEDULE 5.6	—	Litigation

SCHEDULE 5.10	—	ERISA

SCHEDULE 5.11(b)	—	Capitalization

SCHEDULE 5.11(c)	—	Capitalization

SCHEDULE 5.12	—	Subsidiaries: FinCo Issuer

SCHEDULE 5.19	—	Indebtedness

SCHEDULE 5.20	—	Insurance

SCHEDULE 10.1(c)	—	Existing Liens

SCHEDULE 10.5	—	Transactions with Affiliates

EXHIBIT 1	—	Form of Senior Note due 2020

EXHIBIT 2	—	Form of Guarantee

EXHIBIT 3		Form of Subsidiary Guarantee

GENERAL MARITIME CORPORATION

VLCC ACQUISITION I CORPORATION

299 Park Avenue

New York, NY 10171

Senior Unsecured Notes due 2020

As of March 28, 2014

TO THE PURCHASERS WHOSE NAMES

APPEAR IN THE ACCEPTANCE

FORM AT THE END HEREOF:

Ladies and Gentlemen:

GENERAL MARITIME CORPORATION, a company incorporated under the laws of the Marshall Islands (the “GMC”), is a party to that certain Binding Purchase Commitment for US$131,600,000 Million Senior Unsecured Notes due 2020 dated as of March 14, 2014 (the “Commitment Letter”), pursuant to which GMC shall exercise reasonable efforts to obtain and enter into amendments (the “Existing Credit Amendments”) to (i) that certain Third Amended and Restated Credit Agreement, dated as of May 17, 2012, as amended by that certain Omnibus First Amendment, dated as of December 21, 2012, that certain Second Amendment dated as of October 1, 2013 and that certain Third Amendment dated as of November 29, 2013, among GMC, General Maritime Subsidiary Corporation as borrower, Arlington Tankers Ltd. and General Maritime Subsidiary II Corporation, each subsidiary guarantor, each lender party thereto and Nordea Bank Finland PLC, New York Branch, as administrative agent and (ii) that certain Second Amended and Restated Credit Agreement, dated as of May 17, 2012, as amended by that certain Omnibus First Amendment, dated as of December 21, 2012, that certain Second Amendment dated as of October 1, 2013 and that certain Third Amendment dated as of November 29, 2013, among GMC, General Maritime Subsidiary Corporation, as borrower, General Maritime Subsidiary II Corporation and Arlington Tankers Ltd., each as a guarantor, each lender party thereto and Nordea as administrative agent (clauses (i) and (ii) together, the “Existing Credit Agreements”), which will approve and permit GMC to issue the Notes (the “GMC Issuer”) and to establish a subsidiary, VLCC Acquisition I Corporation, a company incorporated under the laws of the Marshall Islands (“FinCo”) to guarantee the Notes (the “Guarantor/FinCo”) pursuant to the terms and conditions of this Agreement; provided, that if the Existing Credit Amendments do not approve or permit GMC Issuer to issue the Notes hereunder, then GMC shall designate FinCo as the issuer of the Notes defined below (the “FinCo Issuer”, and either of FinCo Issuer or GMC Issuer as specified as the

“Issuer” in the Notice of Designation shall be the “Issuer”) and GMC shall guarantee the Notes (the “Guarantor/GMC”) pursuant to the terms and conditions of this Agreement; provided, further, that if FinCo Issuer shall issue the Notes hereunder and the Existing Credit Amendments do not approve or permit the Guarantor/GMC to guarantee the Notes hereunder, then the interest rate applicable to the Notes shall increase by 2.0% as set forth herein and (x) Guarantor/GMC shall not be required to guarantee the Notes and (y) all obligations of the Guarantor/GMC under the Agreement including under Sections 9, 10 and 17 shall be automatically released immediately prior to the Closing.

GMC and FinCo agree with each of the purchasers whose names appear in the acceptance form at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

1.                                      AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of $131,600,000 aggregate principal amount, as such principal amount may be increased as a result of the payment of any PIK Interest, of its Senior Unsecured Notes due 2020 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 15).  The Notes shall be substantially in the form set out in Exhibits 1 with such changes therefrom, if any, as may be approved by each Purchaser and Issuer.  Certain capitalized terms used in this Agreement are defined in Schedule B; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Payment of the principal of, Make-Whole Amount (if any) and interest on the Notes and all other amounts owing (a)(i) by GMC Issuer hereunder shall be unconditionally and irrevocably guaranteed by the Guarantor/FinCo as provided in Section 14 and in the Subsidiary Guarantee or (ii) by the FinCo Issuer hereunder shall be unconditionally and irrevocably guaranteed by the Guarantor/GMC as provided in Section 14 (and each Note will have the Guarantee (each a “Guarantee”, and together, the “Guarantees”) of the applicable Guarantor endorsed thereon in the form set out in Exhibit 2) and (b) by the Subsidiary Guarantors as provided for in the Subsidiary Guarantees; provided that in the case of clause (a)(ii), consent and approval from the lenders under the Existing Credit Agreements is obtained by GMC, the Existing Credit Amendments are consummated by GMC and satisfactory evidence of such consummation is delivered to the Purchasers; provided, further, that in the case of clause (a)(ii), if the Existing Credit Amendments do not approve or permit the Guarantor/GMC to guarantee the Notes hereunder, then the interest rate applicable to the Notes shall increase by 2.0% as set forth in Section 8.1(f).

2.                                      SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 95.0% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

3.                                      CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., New York City time, at a closing (the “Closing”) on May 13, 2014 or on such other Business Day on or prior to May 13, 2014 as specified in written notice to the Purchasers no later than 10 Business Days prior to such date.  At the Closing the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each series to be so purchased (or such greater number of Notes (other than PIK Notes, which may be issued in minimum denominations of $1.00 and integral multiples thereof and any increase in the principal amount of the PIK Notes as a result of any PIK Interest may be made in multiples of $1.00) in denominations of at least $400,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer, as specified in the funding instruction letter provided by the Issuer pursuant to Section 4.10.  If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.                                      CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction or waiver, prior to or at the Closing, of the following conditions:

4.1.                            Representations and Warranties.

(a)                                 Subject to Section 4.1(b), the representations and warranties of the Issuer and the Guarantor (together, the “Obligors”) in this Agreement shall be correct in all material respects as at the date of this agreement and at the time of the Closing, except for (i) the number of issued shares described in Section 5.11(a)(1), which shall be notified to the Purchasers no later than two Business Days prior to the Closing and (ii) any representation or warranty made as of a specific date, which representation and warranty shall remain correct as of such earlier date.

(b)                                 The Obligors shall:

(i) promptly upon the availability thereof, deliver to the Purchasers the final audited consolidated balance sheets of GMC as at December 31, 2013 and the related consolidated statements of operations and of cash flows for the fiscal year ended on such date and to the extent available, the consolidated balance sheets of GMC as at the end of each quarterly accounting period in the 2013 fiscal year and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period;

(ii) confirm that the representations and warranties made in Section 5.5 remain correct at the time of Closing with respect to the final audited consolidated balance sheets described in clause (b)(i) above; and

(iii) confirm that the representations and warranties made in Section 5.9 remain correct at the time of Closing.

4.2.                            Performance; No Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.8) no Default or Event of Default shall have occurred and be continuing.  No Obligor nor any Subsidiary shall have entered into any transaction since the date of the Commitment Letter that would have been prohibited by Section 10.1, 10.3 or 10.5 hereof had such Sections applied since such date.

4.3.                            Compliance Certificates.

(a)                                 Officer’s Certificate.  Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.13 have been fulfilled.

(b)                                 Secretary’s Certificate.  Each Obligor and each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the Notes (in the case of the Issuer), of this Agreement and the Guarantees (in the case of the Guarantor) and of its Subsidiary Guarantee (in the case of each Subsidiary Guarantor).

4.4.                            Opinions of Counsel.

Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Kramer Levin Naftalis & Frankel LLP, New York counsel for the Obligors and the Subsidiary Guarantors, and (ii) Reeder & Simpson P.C., Marshall Islands counsel for GMC, the Issuer and the Subsidiary Guarantors covering such matters incident to the transactions contemplated hereby as such Purchaser or the Purchasers’ counsel may reasonably request (and the Issuer hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Milbank, Tweed, Hadley & McCloy LLP, the Purchasers’ special New York counsel in connection with such transactions covering such matters incident to such transactions as such Purchaser may reasonably request.

4.5.                            Purchase Permitted By Applicable Law, etc.

On the date of the Closing, such Purchaser’s purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

4.6.                            Sale of Other Notes.

Contemporaneously with the Closing the Issuer shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

4.7.                            Payment of Special Counsel Fees.

Without limiting the provisions of Section 17.1, the Obligors shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

4.8.                            Changes in Corporate Structure.

No Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except in connection with the Acquisition.

4.9.                            [Reserved.]

4.10.                     Funding Instructions; Notice of Designation.

(a)                                 At least (i) three Business Days prior to the date of the Closing if such Closing occurs on May 13, 2014 or (ii) 10 Business Days prior to the date of the Closing if such Closing occurs on a Business Day prior to May 13, 2014, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Guarantor confirming the information specified in Section 3 including (A) the name and address of the transferee bank, (B) such transferee bank’s ABA number and (C) the account name and number into which the purchase price for the Notes is to be deposited.

(b)                                 The earlier of (i) five Business Days after obtaining from the Existing Credit Agreement Lenders consent and approval and/or approval of the transactions contemplated under this Agreement, if obtained, and (ii) either (A) at least three Business Days prior to the date of the Closing if such Closing occurs on May 13, 2014 or (B) at least 10 Business Days prior to the date of the Closing if such Closing occurs on a Business Day prior to May 13, 2014, each Purchaser shall have received written notice signed by a Responsible Officer on letterhead of GMC confirming the names of the Issuer and the Guarantor (the “Notice of Designation”).

4.11.                     Subsidiary Guarantee.

Such Purchaser shall have received a true and complete copy of the Subsidiary Guarantee duly executed and delivered by each Subsidiary Guarantor and, in either case, the Subsidiary Guarantee shall be in full force and effect.

4.12.                     Equity Issuance.

Each Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser, evidence of the consummation of the Equity Issuance and receipt by GMC of the proceeds of such Equity Issuance.

4.13.                     Acquisition.

Each Purchaser shall have received, in form and substance reasonably satisfactory to such Purchaser, evidence of the consummation of the Acquisition.

4.14.                     Proceedings and Documents.

All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Subsidiary Guarantee and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and the Purchasers’ special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.                                      Representations, Warranties and Agreements.

The Issuer and the Guarantor jointly and severally represent and warrant to each Purchaser that:

5.1.                            Corporate/Limited Liability Company/Limited Partnership Status.

Each Obligor (i) is a duly organized and validly existing corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualifications, except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.2.                            Corporate Power and Authority.

Each Obligor has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Notes (in the case of the Issuer) and this Agreement and the Guarantee (in the case of the Guarantor) and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of this Agreement, the Notes and the Guarantee (as applicable).  Each Obligor has duly executed and delivered this Agreement and the Notes (in the case of the Issuer) and this Agreement and the Guarantee (in the case of the Guarantor), and this Agreement and the Guarantee constitutes, and upon execution and delivery of the Note by the Issuer, the Note will constitute, the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

5.3.                            No Violation.

Neither the execution, delivery or performance by any Obligor of this Agreement, the Notes and the Guarantee, nor compliance by it with the terms and provisions thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, judgment, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material properties or assets of GMC, FinCo or any of their respective Restricted Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which GMC, FinCo or any of their respective Restricted Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject, in each case, assuming the Existing Credit Amendments are effective, or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of GMC, FinCo or any of their Restricted Subsidiaries.

5.4.                            Governmental Approvals.

No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Obligor of this Agreement, the Notes or the Guarantee or (ii) the legality, validity, binding effect or enforceability of this Agreement, the Notes or the Guarantee.

5.5.                            Financial Statements; Financial Condition; Undisclosed Liabilities.

(a)  (i) The draft audited consolidated balance sheets of GMC as at December 31, 2013 and the related consolidated statements of operations and of cash flows for the fiscal year ended on such date and (ii) to the extent available, the consolidated balance sheets of GMC as at the end of each quarterly accounting period in the 2013 fiscal year and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period, present fairly the consolidated financial condition of GMC as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).  Neither GMC nor any of its Restricted Subsidiaries has any material guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in the preceding sentence (it being understood that with respect to guarantee obligations, the underlying debt is so reflected).

(b)                                 Except as fully disclosed in the financial statements and the notes related thereto delivered pursuant to Section 5.5(a) or as set forth on Schedule 5.5(b), there are as of the date hereof no liabilities or obligations with respect to GMC or any of its Restricted Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to GMC and its Restricted Subsidiaries taken as a whole.  As of the date hereof, none of the Obligors knows of any basis for the assertion against it of any liability or obligation of any nature that is not fairly disclosed (including, without limitation, as to the amount thereof) in the financial statements and the notes related thereto delivered pursuant to Section 5.5(a) which, either individually or in the aggregate, could reasonably be expected to be materially adverse to GMC and its Restricted Subsidiaries taken as a whole.

5.6.                            Litigation.

Except as set forth on Schedule 5.6, there are no actions, suits, investigations (conducted by any governmental or other regulatory body of competent jurisdiction) or proceedings pending or, to the knowledge of GMC or FinCo, threatened against GMC, FinCo or any of their respective Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.7.                            True and Complete Disclosure.

All factual information (taken individually or as a whole) furnished by or on behalf of GMC or FinCo in any schedule or certificate delivered to any Purchaser (including, without limitation, all information contained in this Agreement, the Notes, the Guarantee and any financial statement referred to in Section 5.5(a)) for purposes of or in connection with this Agreement, the Notes, the Guarantee or any transaction contemplated herein or therein is, and all other such factual information (taken individually or as a whole) hereafter furnished by or on behalf of GMC or FinCo in any schedule or certificate delivered to any Purchaser will be, true and accurate in all material respects and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time as such information was provided in light of the circumstances under which such information was provided.

5.8.                            Use of Proceeds; Margin Regulations.

(a)                                 All proceeds of the Notes shall be used to pay transaction costs and expenses and the remaining consideration payable in connection with the Scorpio Newbuilds.

(b)                                 No part of the proceeds of any Note was used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

5.9.                            Tax Returns and Payments.

Each Obligor and its respective Restricted Subsidiaries has timely filed all U.S. federal income tax returns, statements, forms and reports for taxes and all other material U.S. and non-U.S. tax returns, statements, forms and reports for taxes required to be filed by or with respect to the income, properties or operations of the Obligor and/or any of its Restricted Subsidiaries (the “Returns”).  The Returns accurately reflect in all material respects all liability for taxes of each Obligor and its Restricted Subsidiaries as a whole for the periods covered thereby.  Each Obligor and each of its Restricted Subsidiaries have at all times paid, or have provided adequate reserves (in accordance with GAAP) for the payment of, all taxes shown as due on the Returns and all other material U.S. federal, state and non-U.S. taxes that have become due and payable.  There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of each Obligor or any of its Restricted Subsidiaries, threatened by any authority regarding any taxes relating to each Obligor or any of its Restricted Subsidiaries.  As of the date of this Agreement, neither the Obligors nor any of their respective Restricted Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Obligor or any of its Restricted Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of such Obligor or any of its Restricted Subsidiaries not to be subject to the normally applicable statute of limitations.  Neither the Obligors nor any of their respective Restricted Subsidiaries (i) has engaged in any “listed transaction” within the meaning of Section 6011 of the Code or (ii) has any actual or potential liability for the taxes of any Person (other than such Obligor or any of its present or former Restricted Subsidiaries) under the United States Treasury regulation Section 1.1502-6 (or any similar provision of state, local, foreign or provincial law) or a contractual liability for such taxes under any tax sharing agreement.

5.10.                     Compliance with ERISA.

(a)                                 Schedule 5.10 sets forth, as of the date hereof, each Plan; with respect to each Plan, other than any Multiemployer Plan (and each related trust, insurance contract or fund), there has been no failure to be in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, that could reasonably be expected to give rise to a Material Adverse Effect; each Plan, other than any Multiemployer Plan (and each related trust, if any), which is intended to be qualified under Section 401(a) of the Code has received a determination letter (or an opinion letter) from the United States Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; to the best knowledge of the Obligors or any of their respective Restricted Subsidiaries or ERISA Affiliates no Plan which is a Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability in an amount material to the Issuer’s operation; no Plan (other than a Multiemployer Plan) which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy minimum funding standards, or has applied for or received a waiver of the minimum funding standards or an extension of any amortization period, within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA; with respect to each Plan (other than a Multiemployer Plan) its actuary has certified that such Plan is not an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; all contributions required to be made with respect to a Plan have been or will be timely made (except as disclosed on Schedule 5.10); neither the Obligors nor any of their respective Restricted Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971 or 4975 of the Code; no proceedings have been instituted by the PBGC to terminate or appoint a trustee to administer any Plan (in the case of a Multiemployer Plan, to the best knowledge of the Obligors or any of their respective Restricted Subsidiaries or ERISA Affiliates) which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or, to the best knowledge of the Obligors or any of their respective Restricted Subsidiaries, expected or threatened which could reasonably be expected to have a Material Adverse Effect; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the Obligors and their respective Restricted Subsidiaries and ERISA Affiliates would have no liabilities to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom in an amount which could reasonably be expected to have a Material Adverse Effect; neither the Issuer nor any of its Restricted Subsidiaries nor any ERISA Affiliate has received any notice that a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; no lien imposed under the Code or ERISA on the assets of the Obligors or any of their respective Restricted Subsidiaries or any ERISA Affiliate exists nor has any event occurred which could reasonably be expected to give rise to any such lien on account of any Plan; and the Obligors and their respective Restricted Subsidiaries do not maintain or contribute to any employee welfare plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b)                                 Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except for such non-compliance that would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made with respect to a Foreign Pension Plan have been or will be timely made, except for such non-compliance that would not reasonably be expected to result in a Material Adverse Effect.

Neither the Obligors nor any of their respective Restricted Subsidiaries have incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect.  Neither the Obligors nor any of their respective Restricted Subsidiaries maintains or contributes to any Foreign Pension Plan the obligations with respect to which could in the aggregate reasonably be expected to have a Material Adverse Effect.

5.11.                     Capitalization.

(a)  As of March 13, 2014: (1) the authorized capital stock of GMC shall consist of 50,000,000 authorized shares of Class A Common Stock, par value $0.01 per share, 30,000,000 authorized shares of Class B Common Stock, and 5,000,000 authorized shares of preferred stock, par value $0.01 per share, of which 11,270,196 shares of Class A Common Stock have been issued and 11,330,420 shares of Class B Common Stock have been issued; (2) all such outstanding shares shall have been duly and validly issued, fully paid and non-assessable and issued free of preemptive rights, other than as provided for in the Shareholders’ Agreement; and (3) except as set forth in Schedule 5.11(b), GMC shall not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

(b)                                 Except as set forth in Schedule 5.11(b), as of Closing and after giving effect to the conditions precedent related thereto, there are (i) no other shares of capital stock or other Equity Interests or voting securities of GMC, (ii) no securities of GMC convertible into or exchangeable for capital stock or other Equity Interests or voting securities of GMC, (iii) no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other similar contracts or commitments that could require GMC to issue, sell or otherwise cause to become outstanding any of its Equity Interests and (iv) no stock appreciation, phantom stock, profit participation or similar rights with respect to GMC or any repurchase, redemption or other obligation to acquire for value any capital stock of GMC.

(c)                                  As of Closing, all outstanding shares of GMC’s capital stock are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Schedule 5.11(c), not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Business Corporations Act of the Republic of the Marshall Islands 1990, the articles of incorporation of GMC, the bylaws of GMC or any agreement to which GMC is a party or otherwise bound.  None of the shares of the capital stock of GMC have been issued in violation of any securities Laws.  There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of GMC.

5.12.                     Subsidiaries.

As of the date of this Agreement and at Closing, FinCo has no Subsidiaries other than those Subsidiaries listed on Schedule 5.12 (which Schedule identifies the correct legal name, direct owner, percentage ownership and jurisdiction of organization of each such Subsidiary on the date hereof).

5.13.                     Compliance with Statutes, etc.

The Obligors and each of their respective Restricted Subsidiaries are in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.14.                     Investment Company Act.

Neither GMC nor FinCo nor any of their respective Restricted Subsidiaries, is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

5.15.                     Money Laundering.

(a)  To the extent applicable, each Obligor is in compliance, in all material respects, with the (i) Trading and Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.  No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b)                                 None of the Obligors nor, to the best knowledge of GMC, after due inquiry, any Affiliate of any Obligor, is, or will be after consummation of the Transaction and application of the proceeds of the Loans, by reason of being a “national” of a “designated foreign country” or a “specially designated national” within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, in violation of, any United States Federal Statute or Presidential Executive Order concerning trade or other relations with any foreign country or any citizen or national thereof.

5.16.                     Pollution and Other Regulations.

(a)                                 Each of GMC and its Restricted Subsidiaries is in compliance with all applicable Environmental Laws governing its business, except for such failures to comply as are not reasonably likely to have a Material Adverse Effect, and neither GMC nor any of its Restricted Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing except for such penalties, fines or forfeitures as are not reasonably likely to have a Material Adverse Effect.  All licenses, permits, registrations or approvals required for the business of GMC and each of its Restricted Subsidiaries, as conducted as of the date hereof, under any Environmental Law have been secured and GMC and each of its Restricted Subsidiaries is in substantial compliance therewith, except for such failures to secure or comply as are not reasonably likely to have a Material Adverse Effect.  Neither GMC nor any of its Restricted Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which GMC or such Restricted Subsidiary is a party or which would affect the ability of GMC or such Restricted Subsidiary to operate any Vessel, Real Property or other facility and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, individually or in the aggregate, have a Material Adverse Effect.  There are, as of the date hereof, no Environmental Claims pending or, to the knowledge of GMC or the Issuer, threatened, against GMC or any of its Restricted Subsidiaries in respect of which an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.  There are no facts, circumstances, conditions or occurrences on any Vessel, Real Property or other facility owned or operated by GMC or any of its Restricted Subsidiaries that are reasonably likely (i) to form the basis of an Environmental Claim against GMC, any of its Restricted Subsidiaries or any Vessel, Real Property or other facility owned by GMC or any of its Restricted Subsidiaries, or (ii) to cause such Vessel, Real Property or other facility owned or operated by GMC or the Restricted Subsidiaries to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law, except in each such case for clauses (i) and (ii) above, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(b)                                 Hazardous Materials have not at any time prior to the date of this Agreement, been (i) generated, used, treated or stored on, or transported to or from, any Vessel, Real Property or other facility at any time owned or operated by GMC or any of its Restricted Subsidiaries or (ii) released on or from any such Vessel, Real Property or other facility owned or operated by GMC or any of its Restricted Subsidiaries, except in each case for clauses (i) and (ii) above in compliance with Environmental Laws or where such occurrence or event, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

This Section 5.16 contains the sole and exclusive representations and warranties of the Obligors with respect to environmental, health and safety matters, including any relating to or arising under Environmental Laws, Environmental Claims or Hazardous Materials.

5.17.                     Labor Relations.

Neither GMC nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect and there is (i) no unfair labor practice complaint pending against GMC or any of its Restricted Subsidiaries or, to GMC’s knowledge, threatened against any of them before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against GMC or any of its Restricted Subsidiaries or, to GMC’s knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against GMC or any of its Restricted Subsidiaries or, to GMC’s knowledge, threatened against GMC or any of its Restricted Subsidiaries and (iii) no union representation proceeding pending with respect to the employees of GMC or any of its Restricted Subsidiaries, except (with respect to the matters specified in clauses (i), (ii) and (iii) above) as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.18.                     Patents, Licenses, Franchises and Formulas.

GMC and each of its Restricted Subsidiaries owns, or has the right to use, and has the right to enforce and prevent any third party from using, all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except for such failures and conflicts which could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.19.                     Indebtedness.

Schedule 5.19 sets forth a true and complete list of all Indebtedness of GMC, FinCo and their Restricted Subsidiaries as of the date hereof and which is to remain outstanding after giving effect to Closing (the “Existing Indebtedness”), in each case showing the aggregate principal amount thereof and the name of the borrower and any other entity which directly or indirectly guarantees such debt.

5.20.                     Insurance.

The properties of Obligors and each of their Restricted Subsidiaries are adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions as are customarily carried or maintained by Persons of established reputation of similar size and engaged in similar businesses and such insurance complies with the requirements of Section 9.2.

5.21.                     No Immunity.

GMC does not, nor does any other Obligor or any of their respective properties, have any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of any jurisdiction.  The execution and delivery of this Agreement, the Notes and/or the Guarantee by the Obligors and the performance by them of their respective obligations thereunder constitute commercial transactions.

5.22.                     Solvency.

After issuing the Notes, and giving effect to the transactions contemplated hereunder and the payment and accrual of all transaction costs in connection with the foregoing, the Obligors and their respective Restricted Subsidiaries, taken as a whole, are solvent.

5.23.                     Patriot Act.

No Obligor (and, to the knowledge of each Obligor, no joint venture or Restricted Subsidiary thereof) is in violation of any United States law relating to terrorism, sanctions or money laundering, including the United States Executive Order No. 13224 on Terrorist Financing and the Patriot Act.

5.24.                     Certain Business Practices.

To the knowledge of GMC, none of GMC, FinCo or any of their respective Restricted Subsidiaries (nor any of their respective officers, directors or employees) (a) has made or agreed to make any contribution, payment, gift or entertainment to, or accepted or received any contributions, payments, gifts or entertainment from, any government official, employee, political party or agent or any candidate for any federal, state, local or foreign public office, where either the contribution, payment or gift or the purpose thereof was illegal under the laws of any federal, state, local or foreign jurisdiction; or (b) has engaged in or otherwise participated in, assisted or facilitated any transaction that is prohibited by any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or any other agency of the United States government.

5.25.                     Private Offering by the Obligors.

Neither of the Obligors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and no more than five other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.26.                     Subsidiary Guarantees.

The representations and warranties of each Subsidiary Guarantor contained in the Subsidiary Guarantee are true and correct as of the date they are made.

6.                                      REPRESENTATIONS OF THE PURCHASERS.

6.1.                            Purchase for Investment.

(a)                                 Each Purchaser severally represents as of the date hereof and as of the Closing that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.

(b)                                 Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither Obligor is required to register the Notes.

(c)                                  Each Purchaser severally represents as of the date hereof and as of the Closing that it is an Accredited Investor acting for its own account or as a fiduciary or agent for another Accredited Investor.

(d)                                 Each Purchaser severally represents that such Purchaser has had the opportunity to ask questions of the Obligors concerning the Obligors and their respective Subsidiaries, their respective businesses and the terms and conditions of the Notes.

7.                                      INFORMATION AS TO THE OBLIGORS.

7.1.                            Financial and Business Information.

The Obligors will make available to each holder of the Notes:

(a)                                 Quarterly Financial Statements.  Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of GMC (provided that for the first fiscal quarter following Closing, such delivery shall be within 60 days after the end of such fiscal quarter), (i) the consolidated balance sheets of GMC and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the senior financial officer of GMC, subject to normal year-end audit adjustments and (ii) management’s discussion and analysis of the important operational and financial developments during the fiscal quarter and year-to-date periods.

(b)                                 Annual Financial Statements.  Within (a) 90 days after the close of each fiscal year of GMC in which any of GMC’s securities are listed on a nationally recognized securities exchange and (b) 120 days after the close of each fiscal year of GMC (provided, that for the first fiscal year following Closing, such delivery shall be within 150 days after the end of such fiscal year) in which none of GMC’s securities are listed on a nationally recognized securities exchange, (i) the consolidated balance sheets of GMC and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Purchasers and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(c)                                  Notice of Default or Litigation.  Promptly, and in any event within three Business Days after an Obligor obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action such Obligor proposes to take with respect thereto and (ii) any litigation or governmental investigation or proceeding pending or threatened in writing against any Obligor or any Restricted Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or any Document.

(d)                                 Other Reports and Filings.  Promptly, copies of all financial information, proxy materials and other information and reports, if any, which an Obligor or any Restricted Subsidiaries shall file with the Securities and Exchange Commission (or any successor thereto) or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

(e)                                  Material Breach; Other Debt Documents.  Promptly upon, and in any event within five Business Days after, without duplication of any other reporting requirements herein, receipt of any notices of default, financial reporting and collateral reporting in connection with the Existing Credit Agreements, and copies of all effectuated additions, amendments, restatements, supplements or other modifications in respect of the Existing Credit Agreements.

(f)                                   Environmental Matters.  Promptly upon, and in any event within 15 Business Days after, an Obligor obtains knowledge thereof, written notice of any of the following environmental matters occurring after Closing, except to the extent that such environmental matters could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(i)                                     any Environmental Claim pending or threatened in writing against an Obligor or any Restricted Subsidiaries or property owned or operated or occupied by an Obligor or any Restricted Subsidiaries;

(ii)                                  any condition or occurrence on or arising from any property owned or operated or occupied by an Obligor or any Restricted Subsidiaries that (a) results in noncompliance by such Obligor or such Restricted Subsidiary with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against an Obligor or any Restricted Subsidiaries or any such property;

(iii)                               any condition or occurrence on any property owned or operated or occupied by an Obligor or any Restricted Subsidiaries that could reasonably be expected to cause such property to be subject to any restrictions on the ownership, occupancy, use or transferability by such Obligor or such Restricted Subsidiary of such property under any Environmental Law; and

(iv)                              the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any property owned or operated or occupied by an Obligor or any Restricted Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Obligors shall deliver to the holders of the Notes all material notices received by such Obligor or any Restricted Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and an Obligor’s or such Restricted

Subsidiary’s response thereto.  In addition, the Obligors will provide the holders of the Notes with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 7.1(i), and such detailed reports of any such Environmental Claim as may reasonably be requested by the Required Holders.

(g)                                  Management Letters.  Promptly after an Obligor’s or any of its Restricted Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(h)                                 Unrestricted Subsidiaries.  Promptly upon, and in any event within five Business Days after delivery thereof, without duplication of any other reporting requirements herein, any periodic financial reports provided to the lenders under any documents evidencing Nonrecourse Indebtedness or any notices of default provided thereunder.

(i)                                     Other Information.  From time to time, such other information or documents (financial or otherwise) with respect to the Obligors, the Restricted Subsidiaries or the Unrestricted Subsidiaries as the Required Holders may reasonably request in writing.

7.2.                            Officer’s Certificates.

At the time of the delivery of the financial statements provided for in Sections 7.1(a) and (b), a certificate of the senior financial officer of GMC in form and substance reasonably satisfactory to the Purchasers to the effect that, to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof (in reasonable detail), which certificate shall certify that there have been no changes to Schedule 5.12, or, if  there have been any such changes, a list in reasonable detail of such changes.

7.3.                            Inspections.

The Obligors will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the holders of the Notes as a group to visit and inspect, during regular business hours and under guidance of officers of the Obligors or any of the Restricted Subsidiaries, any of the properties of the Obligors or the Restricted Subsidiaries, and to examine the books of account of the Obligors or such Restricted Subsidiaries and discuss the affairs, finances and accounts of the Obligors or such Restricted Subsidiaries with, and be advised as to the same by, its and their officers and, in the presence of an Obligor, independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Purchasers or the Required Holders may request; provided that, unless an Event of Default exists and is continuing at such time, the holders of the Notes shall not be entitled to request more than two such visitations and/or examinations in any fiscal year of the Issuer.

8.                                      PREPAYMENT OF THE NOTES.

8.1.                            Maturity; Accrual of Interest.

(a)                                 As provided therein, the entire unpaid principal amount of the Notes shall be due and payable on the date that is the sixth anniversary of the date of the Closing.

(b)                                 Subject to Section 8.1(f), the Notes shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to 11.0%; provided that if the Issuer irrevocably elects to pay interest in cash (as opposed to electing to retain the right to issue PIK Notes) until such time that all amounts due and payable under the Notes are paid in full, the Notes shall thereafter bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the rate of 10.0%.

(c)                                  Interest on each Note shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein.

(d)                                 For any Interest Period, the Issuer may, at its option, elect to pay interest on the Notes (i) in cash or (ii) by PIK Interest.  The Issuer shall, for each Interest Period, notify holders of the Notes whether the following interest payment due on the next Interest Payment Date (and if the Issuer, so elects, on all remaining subsequent Interest Payment Dates until such time that all amounts due and payable under the Notes are paid in full) will be made in the form of cash interest or by PIK Interest by delivering a notice to the holders of the Notes not later than one Business Day prior to the relevant Interest Payment Date.  As of the Closing, the Issuer hereby elects to pay by PIK Interest.  If no election is made and no written notice is delivered, such interest payment shall be payable according to the method of payment elected with respect to the previous Interest Period.  With respect to any PIK Interest, the Issuer shall authorize the issuance of and deliver to the holders of the Notes, new Notes in the amount of the PIK Interest (rounded up to the nearest whole dollar) (the “PIK Notes”).

(e)                                  Any payment of PIK Interest shall be deemed to be payment in full of any such interest due and payable with respect to the Notes to the same extent as if such interest were paid in cash.  Each PIK Note so issued will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.  In accordance with Section 15.2, a holder of a Note may at any time or from time to time exchange any Note and/or PIK Note for a new Note reflecting the entire outstanding principal amount of the Notes so exchanged.

(f)                                   If (i) the Existing Credit Amendments are not consummated and/or such other consent or approval from the lenders under the Existing Credit Agreements is not obtained by GMC that would be necessary for Guarantor/GMC to be a Guarantor and (ii) the Guarantor/GMC is not permitted to be Guarantor, the rate of interest specified under Section 8.1(b) shall increase by 2.0%.

8.2.                            Optional Prepayments with Make-Whole Amount.

(a)                                 (i) At any time prior to the date that is two years after Closing, the Issuer may, at its option, prepay at any time all, or from time to time any part of, the Notes, in minimum increments of $1,000,000.00 (and $1.00 increments in excess thereof with respect to the PIK Notes) at 100% of the principal amount so prepaid, plus the applicable Make-Whole Amounts determined for the prepayment date with respect to such principal amount.

(ii)                                  On and after the second anniversary of the Closing, the Issuer may, at its option, prepay at any time, all, or from time to time any part of the Notes, in minimum increments of $1,000,000.00 (and $1.00 increments in excess thereof with respect to the PIK Notes) at 100% of the principal amount so prepaid plus the applicable premium set forth below:

(A)                               At any time prior to the date that is three years after the Closing:  9.0%

(B)                               At any time prior to the date that is four years after the Closing:  6.0%

(C)                               At any time prior to the date that is five years after the Closing:  3.0%

Thereafter, the Issuer may, at its option, prepay the Notes at 100% of the principal amount so prepaid, with no premium.

(iii)                               The Issuer may, at its option, prepay in a one-time optional redemption of Notes, in minimum increments of $1,000,000.00 (and $1.00 increments in excess thereof with respect to the PIK Notes), at a price equal to 110.5% of the aggregate principal amount of the Notes to be so redeemed, with proceeds of equity offerings by GMC and/or any of its Subsidiaries; provided that following such redemption, at least 65.0% of the initial principal amount of the Notes that are issued at Closing remain outstanding after giving effect to such a redemption.

(b)                                 The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid, and the accrued and unpaid interest to be paid on the prepayment date (but not including such prepayment date) with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if applicable, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.                            Prepayment in Connection with a Change of Control.

If a Change of Control shall occur, the Issuer shall within 10 Business Days thereafter give written notice thereof (a “Change of Control Prepayment Notice”) to each holder of Notes, which notice shall (i) refer specifically to this Section 8.3 and describe in reasonable detail such Change of Control and (ii) offer to prepay on a Business Day not less than 30 days and not more than 120 days after the date of such Change of Control Prepayment Notice (the “Change of Control Prepayment Date”) the Notes of such holder, at 101.0% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date, and specify the Change of Control Response Date (as defined below).  Each holder of a Note shall notify the Issuer of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Issuer on a date at least 10 Business Days prior to the Change of Control Prepayment Date (such date ten Business Days prior to the Change of Control Prepayment Date being the “Change of Control Response Date”).  The Issuer shall prepay on the Change of Control Prepayment Date all of the Notes held by each holder that has accepted such offer in accordance with this Section 8.3 at a price in respect of each such Note held by such holder equal to 101.0% of the principal amount thereof, together with interest accrued thereon to the Change of Control Prepayment Date. The failure by a holder of any Note to respond to such offer in writing on or before the Change of Control Response Date shall be deemed to be a rejection of such offer.

8.4.                            [Reserved.]

8.5.                            Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date (including any increase in the principal amount through the issuance of PIK Notes), and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.                            Purchase of Notes.

Obligor will not offer to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except  in accordance with the terms of this Agreement and the Notes on a pro rata basis to the holders of all Notes at the time outstanding and upon the same terms and conditions.  Any such offer shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 50.0% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of the Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer.  The Obligors may purchase, redeem prepay or otherwise acquire any Notes accepting such offer.  The Issuer will promptly cancel all Notes acquired by Obligor pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.                            Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1(a) (as qualified by 12.1(y)), as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by (i) the yield(s) reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued, actively traded, on the run U.S. Treasury securities (“Reported”) having a maturity equal to the remaining term of such Note as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to the remaining term of such Note, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than the remaining term of such Note and (2) closest to and less than the remaining term of such Note.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the remaining term of such Note as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to the remaining term of such Note, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than the remaining term of such Note and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than the remaining term of such Note.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date prior to the date on which the Notes are payable in full with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1(a).

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1(a), as the context requires.

8.8.                            Commitment Fee.

If consent and approval from the Existing Credit Agreement Lenders is not obtained by GMC, the Existing Credit Amendments are not consummated by GMC and neither GMC Issuer nor FinCo Issuer is permitted to be Issuer by May 13, 2014, GMC shall pay to Purchasers a Commitment Fee.  Subject to Section 13, upon payment of the Commitment Fee, this Agreement shall automatically terminate.

9.                                      AFFIRMATIVE COVENANTS.

The Issuer and the Guarantor jointly and severally covenant that so long as any of the Notes are outstanding:

9.1.                            Books and Records.

The Obligors will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity in all material respects with GAAP and all requirements of law, shall be made of all dealings and transactions in relation to its business.

9.2.                            Maintenance of Property; Insurance.

The Obligors will, and will cause each Restricted Subsidiary to, (i) keep all material property necessary in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted) and (ii) maintain insurance with insurers that GMC reasonably believes to be financially sound and reputable, with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.                            Corporate Franchises.

The Obligors will, and will cause each Restricted Subsidiary, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents (if any) used in its business, except, in the case of any Restricted Subsidiary, which could not be reasonably expected to have a Material Adverse Effect; provided, however, that nothing in this Section 9.3 shall prevent (i) sales or other dispositions of assets, consolidations or mergers by or involving any Obligor or any of its Restricted Subsidiaries which are permitted in accordance with Section 10.6 or (ii) the abandonment by an Obligor or any of its Restricted Subsidiaries of any rights, franchises, licenses and patents that could not be reasonably expected to have a Material Adverse Effect.

9.4.                            Compliance with Statutes, etc.

The Obligors will, and will cause each Restricted Subsidiary and each Unrestricted Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions (including all laws and regulations relating to money laundering) imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.5.                            Compliance with Environmental Laws.

The Obligors will, and will cause each Restricted Subsidiary and each Unrestricted Subsidiary to, comply in all material respects with all Environmental Laws applicable to the ownership or use of any Vessel or property now or hereafter owned or operated by an Obligor or any of its Restricted Subsidiaries or any of its Unrestricted Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will keep or cause to be kept all such Vessels or property free and clear of any Liens imposed pursuant to such Environmental Laws, in each of the foregoing cases, except to the extent any failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Obligors, any of Restricted Subsidiaries or any

Unrestricted Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Vessel or property now or hereafter owned or operated or occupied by an Obligor, any of its Restricted Subsidiaries or any of its Unrestricted Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports or property except in material compliance with all applicable Environmental Laws and as reasonably required by the trade in connection with the operation, use and maintenance of any such property or otherwise in connection with their businesses or except to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Obligors will, and will cause each Restricted Subsidiary and each Unrestricted Subsidiary to, maintain insurance on any Vessel in at least such amounts as are in accordance with normal industry practice for similarly situated insureds, against losses from oil spills and other environmental pollution.

9.6.                            ERISA.

As soon as reasonably possible and, in any event, within ten (10) days after an Obligor or any of its Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, such Obligor will deliver to the holders of the Notes, a certificate of the senior financial officer of the Obligor setting forth the full details as to such occurrence and the action, if any, that the Obligor, such Restricted Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Obligor, the Restricted Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Obligor has previously delivered to the holders of the Notes a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that a failure to satisfy minimum funding requirements, within the meaning of Section 412 of the Code or Section 302 of ERISA, has occurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to a Plan; that the actuary of a Plan (other than a Multiemployer Plan) has or will certify that the Plan is an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; that a Plan which is a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made and such failure could result in a Material Adverse Effect for the Obligor or any of its Restricted Subsidiaries; that a Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA with a material amount of unfunded benefit liabilities that reasonably could be expected to result in a Material Adverse Effect; that a Plan (in the case of a Multiemployer Plan, to the best knowledge of the Obligor or any of its Restricted Subsidiaries or ERISA Affiliates) has a material Unfunded Current Liability; that proceedings may be reasonably expected to be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a material delinquent contribution to a Plan; that the Obligor, any of its Restricted Subsidiaries or any ERISA Affiliate will or may reasonably expect to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 436(f), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code that reasonably could be expected to result in a Material Adverse Effect; or that the Obligor, or any of its Restricted Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan that reasonably could be expected to result in a Material Adverse Effect.  Upon request, the Obligor will deliver to holders of the Notes (i) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA.  In addition to any certificates or notices delivered pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC, and any notices received by any Obligor, any of its Restricted Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan with respect to any circumstances or event that could reasonably be expected to result in a material liability shall be delivered to holders of the Notes no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or such notice has been received by such Obligor, such Restricted Subsidiary or such ERISA Affiliate, as applicable.

9.7.                            End of Fiscal Years; Fiscal Quarters.

The Obligors shall cause (i) each of its, and each of its Restricted Subsidiaries’, fiscal years to end on December 31 of each year and (ii) each of its and its Restricted Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

9.8.                            Performance of Obligations.

The Obligors will, and will cause each Restricted Subsidiary to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument (including, without limitation, this Agreement, the Notes and the Guarantee to the extent such Restricted Subsidiary is a party) by which it is bound, except to the extent waived by the parties thereto and except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.9.                            Payment of Taxes.

The Obligors will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies that become due and payable which are imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 10.01(a); provided that neither the Obligors nor any Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.10.                     Ranking.

Each Obligor will ensure that, at all times, all obligations of such Obligor under this Agreement and the Notes (in the case of the Issuer) and this Agreement and the Guarantees (in the case of the Guarantor) will rank in right of payment either pari passu or senior to all other Indebtedness of such Obligor except for Indebtedness which is preferred as a result of being secured (but then only to the extent of such security) or which is preferred by operation of bankruptcy, insolvency, liquidation, administration or similar laws of general application.

9.11.                     Subsidiary Guarantees; Release.

(a)                                 The Obligors will cause each Subsidiary Guarantor to execute and deliver a Subsidiary Guarantee and provide the following to each holder of a Note:

(i)                                     evidence of the corporate proceedings relating to the authorization, execution and delivery of such Subsidiary Guarantee; and

(ii)                                  an opinion in form and substance reasonably satisfactory to the Required Holders from legal advisors to such Subsidiary Guarantor with respect to the authorization, execution and enforceability of such Subsidiary Guarantee.

(b)                                 Notwithstanding anything in this Agreement or in the Subsidiary Guarantee to the contrary, upon any Disposition permitted under Section 10.2(d) and notice by the Obligors to each holder of a Note (which notice shall contain a certification by the Obligors of such Disposition), any Subsidiary Guarantor specified in such notice shall cease to be a Subsidiary Guarantor and shall be automatically released from its obligations under the Subsidiary Guarantee (upon such Disposition without the need for the execution or delivery of any other document by any holder of a Note or any other Person).

9.12.                     Restricted and Unrestricted Subsidiaries.

Each of GMC’s Subsidiaries shall be a Restricted Subsidiary unless such Subsidiary is designated as an Unrestricted Subsidiary in accordance with this Section 9.12; provided that no Subsidiary Guarantor may be so designated as an Unrestricted Subsidiary. GMC may, by notice to each holder of the Notes, designate any Restricted Subsidiary (other than a

Subsidiary Guarantor) or any newly created or acquired Subsidiary (other than a Subsidiary Guarantor) as an Unrestricted Subsidiary and designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that no such designation shall be effective unless immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (either as of the actual date of such designation or, with respect to Section 10.7, assuming that such designation had occurred on the last day of the immediately preceding semi-annual or annual fiscal period of GMC).  Any Unrestricted Subsidiary which is designated as a Restricted Subsidiary in accordance with this Section 9.12 shall be deemed to have incurred all of its outstanding Indebtedness on the date of such designation (other than any Indebtedness of such Subsidiary that was outstanding at the time such Subsidiary was acquired by either Obligor or any other Restricted Subsidiary, and any renewal, extension or replacement of such Indebtedness; provided that the principal amount of such Indebtedness was not increased or the maturity shortened at the time of such renewal, extension or replacement).

9.13.                     Use of Proceeds.

The Borrower will use the proceeds of the Notes only as provided in Section 5.8.

9.14.                     Scorpio Newbuilds.

FinCo and its Restricted Subsidiaries shall, at all times, own no less than a total of five Scorpio Newbuilds (from and after the Acquisition) and/or Vessels resulting from the Scorpio Newbuilds.

10.                               NEGATIVE COVENANTS.

The Guarantor and the Issuer jointly and severally covenant that so long as any of the Notes are outstanding:

10.1.                     Liens.

The Obligors will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, of either of the Obligors or any Restricted Subsidiary, unless the Notes are equally and ratably secured pursuant to documentation reasonably satisfactory to the Required Holders and the holders of the Notes receive an opinion of counsel, selected by GMC and reasonably satisfactory to such holders, to the effect that the Notes are so secured, excluding from the operation of this Section:

(a)                                 inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)                                 statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, and other types of similar statutory Liens securing sums not yet due and payable and incurred in the ordinary course of business;

(c)                                  Liens in existence as of the date of this Agreement (including without limitation any Liens securing the obligations under the Existing Credit Agreements), which in the case of Liens other than Liens securing the obligations under the Existing Credit Agreements are listed, and the property subject thereto described, on Schedule 10.1, without giving effect to any renewals or extensions of such Liens; provided that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding as of the date of this Agreement, less any repayments of principal thereof;

(d)                                 Liens arising from leases or subleases granted to others, easements, zoning restrictions, rights-of-way and similar charges or encumbrances on real property imposed by law or arising in the ordinary course of business that are not incurred in connection with the incurrence of Indebtedness and that do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the either of the Obligors or any Restricted Subsidiary;

(e)                                  Liens arising out of judgments, awards, decrees or attachments with respect to which the Obligors or any of the Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review, provided that the aggregate amount of all such judgments, awards, decrees or attachments shall not constitute an Event of Default under Section 11(j);

(f)                                   Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, Liens to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) and Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that the aggregate value of all cash and property at any time encumbered pursuant to this clause (f) shall not exceed $10,000,000;

(g)                                  Liens in respect of seamen’s wages which are not past due and other maritime Liens for amounts not past due arising in the ordinary course of business and not yet required to be removed or discharged under the terms of the respective Vessel Mortgages;

(h)                                 Liens placed upon equipment or machinery acquired after Closing and used in the ordinary course of business of the Obligors or any of the Restricted Subsidiaries and placed at the time of the acquisition thereof by such Obligor or such Restricted Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 10.4 and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any asset of an Obligor or any other asset of a Restricted Subsidiary;

(i)                                     easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies not materially interfering with the conduct of the business of the Obligors;

(j)                                    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(k)                                 statutory and common law landlords’ liens under leases to which an Obligor or any of the Restricted Subsidiaries is a party;

(l)                                     Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by an Obligor or any of its Restricted Subsidiaries in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;

(m)                             Liens (x) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (y) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)                                 bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Obligor or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management and operating account arrangements;

(o)                                 Liens in respect of any equity interest in any Unrestricted Subsidiary;

(p)                                 to the extent not covered in clause (c) above, Liens securing the Global Refinancing and other Indebtedness permitted to be incurred under Section 10.4(g), (i), (j) and (k);

(q)                                 Liens permitted at the time they were created;

(r)                                    Liens securing obligations in respect of Indebtedness permitted pursuant to Section 10.4(j) (including any Liens on cash required to cash collateralize letters of credit permitted pursuant to Section 10.4(j) in an aggregate amount not to exceed $10,000,000 at any time); and

(s)                                   deposits in connection with the acquisition of Vessels.

10.2.                     Consolidation, Merger, Sale of Assets, etc.

The Obligors will not, and will not permit any of the Restricted Subsidiaries to wind up, liquidate or dissolve its affairs or enter into any transaction of merger, consolidation or amalgamation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its assets (other than Margin Stock), except for:

(a)                                 subject to Sections 9.14 and 10.2(d) below, a conveyance, sale, lease or other disposition of an Obligor’s or a Restricted Subsidiary’s properties or assets (collectively, a “Disposition”) in the ordinary course of business;

(b)                                 Dispositions of non-core property or assets that were acquired by an Obligor or a Restricted Subsidiary in connection with a Permitted Acquisition or other Permitted Investment;

(c)                                  Dispositions of worn out or obsolete properties or assets no longer required for the efficient operation of such Obligor’s or Restricted Subsidiary’s business;

(d)                                 the direct or indirect Disposition of the Scorpio Newbuilds for Fair Market Value; provided that no Default or Event of Default is continuing unremedied at the time of such Disposition and immediately after such Disposition, at least a total of five Scorpio Newbuilds and/or Vessels resulting from the Scorpio Newbuilds are retained by FinCo and its Restricted Subsidiaries;

(e)                                  mergers, consolidations or amalgamations of any Obligor or any of the Restricted Subsidiaries with any Obligor or any of the Restricted Subsidiaries;

(f)                                   subject to Sections 9.14 and 10.2(d) above, dispositions by any Obligor or any of the Restricted Subsidiaries to any Obligor or any of the Restricted Subsidiaries;

(g)                                  any Subsidiary which (x) is not a Subsidiary Guarantor and (y) has $5,000 or less in assets (including, without limitation, Equity Interests) may wind up, liquidate or dissolve; and

(h)                                 mergers, consolidations or amalgamations for the purpose of acquisitions, so long as the Obligors are in compliance with Section 10.4 after giving effect to any such merger, consolidation or amalgamation; and provided, that if such merger, consolidation or amalgamation results in a Change of Control, the Obligors shall comply with Section 8.3.

Notwithstanding anything to the contrary contained above, the foregoing covenant shall not be violated as a result of sales of Margin Stock for cash at fair market value (as determined in good faith by GMC at the time of the respective sale).

10.3.                     Restricted Payments.

(a)                                 The Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(i)                                     authorize, declare or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of Equity Interests with respect to GMC; and

(ii)                                  lend money or credit or make advances to any Person, or purchase or acquire any Margin Stock (or other Equity Interests), or make any capital contribution to any other Person (each of the foregoing an “Investment” and, collectively, “Investments”); provided that, so long as no Default or Event of Default has occurred and be continuing or would result therefrom the Issuer may make Investments in any Unrestricted Subsidiary to the extent there are available funds pursuant to clause (4) below (regardless of whether such Restricted Payments satisfy the requirements of clauses (1) and (2) below);

(all such payments and other actions set forth in clauses (i) and (ii) above (other than any exceptions thereof) being, collectively, referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)                                 in accordance with Section 8.1(d), the Issuer has irrevocably elected to pay interest in cash (as opposed to electing to retain the right to issue PIK Notes) until such time that all amounts due and payable under the Notes are paid in full the Issuer;

(2)                                 the Total Debt LTV Ratio would be lower than 60.0% on a pro forma basis immediately following the making of such Restricted Payment;

(3)                                 no Default shall have occurred and be continuing or would occur as a consequence of the making of the Restricted Payment; and

(4)                                 the aggregate amount of Restricted Payments does not exceed the sum, without duplication, of:

(I)                                   50.0% of Cumulative Consolidated Net Income accrued beginning on the first day of the fiscal quarter prior to the Closing (the “Cumulative Consolidated Net Income Amount”); provided, however, if the Total Debt LTV Ratio is less than 50.0%, such Cumulative Consolidated Net Income Amount will be increased by 100% of Cumulative Consolidated Net Income accrued beginning on the first day of the fiscal quarter prior to the Closing, plus

(II)                              the Net Cash Proceeds of equity issuances, asset contributions and capital contributions (other than Disqualified Equity) received by the Issuer after the Closing, plus

(III)                         the Net Cash Proceeds of Indebtedness and Disqualified Equity of the Issuer, in each case issued after the Closing, which have been exchanged or converted into qualified Equity Interests of the Issuer or the direct or indirect parent of the Issuer, plus

(IV) the Net Cash Proceeds of the Restricted Payments, plus

(V) returns, profits, distributions and similar amounts received in cash or cash equivalents on investments permitted under this Section 10.3, plus

(VI) the investments of the Issuer and the Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated into the Issuer or any of its Restricted

Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to the Issuer or any of its Restricted Subsidiaries.

(b)                                 Notwithstanding anything herein to the contrary:

(i)                                     Shareholders of GMC may, and GMC may exercise its right to, convert or exchange Class B Common Stock to Class A Common Stock;

(ii)                                  the Obligors and its Subsidiaries may acquire and hold accounts receivable owing to any of them and cash equivalents;

(iii)                               so long as no Event of Default exists or would result therefrom, the Obligors and its Subsidiaries may make loans and advances in the ordinary course of business to its employees, officers and directors other than officers and directors of Persons which own Equity Interests, directly or indirectly, of GMC and constitute Affiliates of GMC or persons employed by any such Affiliates (not including, for the avoidance of doubt, the operational managers of the Obligors or any of their Subsidiaries) so long as the aggregate principal amount thereof at any time outstanding which are made on or after the Closing (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

(iv)                              the Obligors and their Subsidiaries may make intercompany loans and advances among one another, and Subsidiaries of GMC may make intercompany loans and advances to GMC or any other Subsidiary of GMC (other than any Unrestricted Subsidiary); provided that any such loans or advances to any Obligor or any Subsidiary Guarantor pursuant to this clause shall be unsecured and subordinated to the Obligations of the respective Obligor or Subsidiary Guarantor pursuant to written subordination provisions;

(v)                                 GMC and its Subsidiaries may sell or transfer assets to the extent permitted by Section 10.02;

(vi)                              [Reserved];

(vii)                           GMC may make loans, advances and Investments in Restricted Subsidiaries of GMC;

(viii)                        GMC and its Subsidiaries may make Investments in amounts required to fund charter costs and actual expenses relating to operating Vessels leased or chartered as of the date hereof by General Maritime NSF Corporation, GMR Concord LLC, GMR Contest LLC and GMR Concept LLC; provided that such Investments may only be made in good faith and only to the extent necessary to fund such costs and expenses after taking into account the cash and cash equivalents held by such Subsidiary;

(ix)                              GMC and its Subsidiaries may purchase or redeem Equity Interests from employees, officers, managers and directors in connection with their termination, death or disability;

(x)                                 GMC and its Subsidiaries may make equity Investments in a special purpose entity which owns a Vessel or Vessels;

(xi)                              GMC and its Subsidiaries may make additional Investments in an aggregate amount net of distributions received not to exceed $10,000,000 at any time outstanding; and

(xii)                           GMC Issuer may make Restricted Payments to any Unrestricted Subsidiary that would qualify as a “Non-Recourse Subsidiary” (as defined in the respective Existing Credit Agreements or any Refinancing Agreement) to the extent such Restricted Payment is required under the terms of the Existing Credit Agreements or any Refinancing Agreement.

Notwithstanding anything to the contrary above, the Issuer will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly authorize, declare or pay any dividend (or interest on any unpaid dividend), charge, fee or other distribution (whether in cash or in kind) on or in respect of  Equity Interests of GMC until such time that the Issuer has permanently converted to cash interest payments (and will not make any remaining interest payments on the Notes in the form of PIK Interest).

10.4.                     Indebtedness.

The Obligors will not, and will not permit any of the Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness other than:

(a)                                 the incurrence and/or existence of unlimited Indebtedness in connection with acquisitions of property used or useful in the business of the Issuer if (i) the Total Debt LTV Ratio will be less than (A) 65.0% if such incurrence occurred on or after Closing and on or prior to the third anniversary of Closing or (B) 60.0% if such incurrence occurred on or after the third anniversary of Closing and (ii) the Total Secured Debt LTV Ratio will be less than 55.0% immediately, in each case on a pro forma basis after giving effect to such incurrence;

(b)                                 contractually or structurally subordinated Indebtedness or preferred equity (provided the same are non-cash pay);

(c)                                  Indebtedness under the Notes, including without limitation any PIK Notes;

(d)                                 intercompany indebtedness;

(e)                                  Indebtedness in existence as of the date of this Agreement (including without limitation the Existing Credit Agreements), which is listed on Schedule 5.19;

(f)                                   additional Indebtedness, if (i) the Total Debt LTV Ratio will be less than (A) 65.0% if such incurrence occurred on or after Closing and on or prior to the third anniversary of Closing or (B) 60.0% if such incurrence occurred on or after the third anniversary of Closing and (ii) the Total Secured Debt LTV Ratio will be less than 55.0% immediately, in each case on a pro forma basis after giving effect to such incurrence;

(g)                                  Refinancing Indebtedness with respect to Indebtedness incurred under clauses (a), (b), (d), (e), (f), (i), (j) and (k) hereof; provided that, if Indebtedness is incurred either (A) in connection with a Global Refinancing, the Total Secured Debt LTV Ratio will be less than 65.0% immediately after such Global Refinancing and the Total Secured Debt LTV Ratio with respect to FinCo will be less than 60.0% immediately after such Global Refinancing or (B) in connection with any amendment, restatement, modification or refinancing of the Existing Credit Agreements, the aggregate principal amounts of Indebtedness incurred by the Obligors to refinance the Existing Credit Agreements does not exceed the principal amount of the Existing Credit Agreements outstanding at the time of such refinancing, plus the amount of other Indebtedness permitted to be incurred hereunder; provided, however, that any Refinancing Indebtedness incurred pursuant to this clause (B) shall not include a guarantee by FinCo and not be secured by, or create any Lien upon or with respect to, the property and assets of FinCo (including, for the avoidance of doubt, the Scorpio Newbuilds);

(h)                                 purchase money indebtedness and hedging agreements to the extent permitted under the Existing Credit Agreements or any Refinancing Agreement;

(i)                                     upon or after delivery of each Vessel constituting the Scorpio Newbuilds, Indebtedness not to exceed the greater of (x) $52,500,000 million and (y) 60.0% of the appraised value per Vessel as determined by  in accordance with an appraisal report, which report shall have been prepared within 90 days prior to such date of determination;

(j)                                    so long as no Event of Default then exists or would result therefrom, additional Indebtedness incurred by any Obligor or its Subsidiaries that does not directly own a Vessel subject of the Scorpio Newbuilds at the time such Indebtedness is incurred in an aggregate principal amount not to exceed $20,000,000 (or, in the case of Indebtedness in respect of letters of credit, $10,000,000) at any one time outstanding;

(k)                                 Indebtedness incurred in connection with the acquisition of additional Vessels (which may be effectuated by upsizing either of the Existing Credit Agreements or a new facility); provided that such additional or increased indebtedness does not exceed 60.0% of the appraised value of such additional Vessels as determined on the date of acquisition; and, provided, further, that such indebtedness exists at the date of such acquisition or is created within 180 days thereafter; and

(l)                                     Indebtedness incurred in connection with the repurchase for redemption of Equity Interests under Section 10.3(b)(ix).

10.5.                     Transactions with Affiliates.

The Obligors will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Person, other than on terms and conditions no less favorable to such Person as would be obtained by such Person at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that:

(a)                                 Restricted Payments may be paid to the extent provided in Section 10.3;

(b)                                 loans may be made and other transactions may be entered into between the Obligors and their Subsidiaries to the extent permitted by Sections 10.4;

(c)                                  as long as GMC has an independent compensation committee, directors’ fees as determined by such independent compensation committee and, at any time GMC does not have an independent compensation committee, GMC may pay reasonable directors’ fees;

(d)                                 the Obligors and the Restricted Subsidiaries may enter into employment agreements or arrangements with their respective officers and employees in the ordinary course of business;

(e)                                  the Obligors and the Restricted Subsidiaries may pay management fees to Wholly-Owned Restricted Subsidiaries of GMC in the ordinary course of business;

(f)                                   transactions with shareholders to the extent such transactions are permitted or required under the GMC Charter, the Shareholders’ Agreement or the Registration Agreement resulting from the exercise of rights to cause GMC to consummate an initial public offering, tag-along rights, drag along rights, preemptive rights, registration rights or similar rights;

(g)                                  the transactions and agreements (including transactions contemplated therein) in existence as of the date of this Agreement which are listed on Schedule 10.5 and other transactions and agreements (including transactions contemplated therein) listed on Schedule 10.5, and any related transactions, shall be permitted; and

(h)                                 any individual transaction, whether or not in the ordinary course of business, with any Affiliate of such Person if after giving effect to such transaction, the aggregate amount of all such transactions in any fiscal year does not exceed $1,000,000.

10.6.                     Limitation on Certain Restrictions on Restricted Subsidiaries.

The Obligors will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by any of the Obligors or any Restricted Subsidiary of an Obligor, or pay any Indebtedness owed to an Obligor or a Restricted Subsidiary of an Obligor, (b) make loans or advances to any Obligor or any of the Restricted Subsidiaries of an Obligor or (c) transfer any of its properties or assets to an Obligor or any of such Obligor’s Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement, the Notes and the Guarantee, (iii) the Existing Credit Agreements as in effect at Closing, or any refinancing thereof, including any Global Refinancing or amendments thereto, and the other related agreements, instruments and documents, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of an Obligor or a Restricted Subsidiary of an Obligor, (v) customary provisions restricting assignment of any agreement entered into by an Obligor or a Restricted Subsidiary of an Obligor in the ordinary course of business, (vi) any holder of a Lien permitted by Section 10.1 may restrict the transfer of the asset or assets subject thereto, (vii) restrictions which are not more restrictive than those contained in this Agreement, the Notes and the Guarantees contained in any documents governing any Indebtedness incurred after the Closing in accordance with the provisions of this Agreement and the Notes, (viii) Nonrecourse Indebtedness and (ix) the Shareholders’ Agreement.

10.7.                     Business.

(a)                                 The Obligors, its Restricted Subsidiaries and its Unrestricted Subsidiaries will not engage in any business other than the businesses in which any of them is engaged in as of Closing (or, in the case of any Restricted Subsidiary or any Unrestricted Subsidiary that is formed or incorporated after Closing, any business in which any Obligor, any other Restricted Subsidiary or any other Unrestricted Subsidiary is engaged as of Closing) and activities directly related thereto, and similar or related maritime businesses.

(b)                                 If consent and approval from the Existing Credit Agreement Lenders is not obtained by GMC and the Existing Credit Amendments are not consummated by GMC, the FinCo Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any other business other than the ownership and operation of the assets purchased in connection with the Acquisition and (ii) the FinCo Issuer will not own any Equity Interests in, or form or acquire any, Subsidiaries, unless such Subsidiaries become Subsidiary Guarantors pursuant to Section 9.11 and are formed or acquired in furtherance of the FinCo Issuer’s business.

11.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Issuer defaults in the payment of any interest on any Note or any amounts due pursuant to Section 13 for more than 10 Business Days after the same becomes due and payable; or

(c)                                  either of the Obligors defaults in the performance of or compliance with any term contained in Sections 10.1 through 10.7, inclusive and such default shall continue unremedied for 30 days; or

(d)                                 either of the Obligors defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 60 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Obligors receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e)                                  any representation or warranty made in writing by or on behalf of either of the Obligors or any Subsidiary Guarantor or by any officer of either of the Obligors or any Subsidiary Guarantor in this Agreement or any Subsidiary Guarantee or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect as of the date on which it was made; or

(f)                                   (i) either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor shall default in any payment of any Indebtedness (other than the obligations hereunder, under the Notes and under the Guarantees) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor shall default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the other than the obligations hereunder, under the Notes and under the Guarantees) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (iii) any Indebtedness (other than the other than the obligations hereunder, under the Notes and under the Guarantees) of the either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor shall be declared to be due and payable, or required to be prepaid, redeemed, defeased or repurchased other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, that it shall not be a Default or Event of Default under this Section 11(g) unless (x) the aggregate outstanding principal amount of such Indebtedness as described in the preceding clauses (i) through (iii) exceeds $30,000,000 and (y) the Default or Event of Default shall continue unremedied for a period of six months, or if such Default or Event of Default is capable of being remedied and the Obligors, the Significant Subsidiaries and the Subsidiary Guarantors shall be actively and diligently proceeding to remedy such Default or Event of Default, such longer period of time, not to exceed one year; or

(g)                                  either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)                                 a court or governmental authority of competent jurisdiction enters an order appointing, without consent by either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor, or any such petition shall be filed against either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor and such petition shall not be dismissed within 60 days; or

(i)                                     (i) an administrator of either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor is appointed, (ii) an application or an order is made, proceedings are commenced, or an application to a court or other steps are taken for the winding up, liquidation, dissolution or administration of either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor (other than any applications, proceedings, notices or steps which are struck out, stayed, dismissed or withdrawn within 60 days of their institution, application or service), (iii) a receiver, receiver and manager, administrative receiver or similar officer is appointed to all or any of the assets and undertakings of the either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor or (iv) a Lien is enforced over all or any material portion of the assets of either of the Obligors, any Significant Subsidiary or any Subsidiary Guarantor; or

(j)                                    a final judgment, order or encumbrance for the payment of money aggregating in excess of $20,000,000 (or the equivalent thereof, as of any date of determination, in any other currency is not covered by insurance) is enforced, against all or a substantial part of the assets of one or more of the Obligors, any Significant Subsidiary and any Subsidiary Guarantor and such enforcement is not bonded, discharged or stayed within 90 days thereafter, or the subject of an appeal being contested in good faith by or on behalf of the relevant Obligor, Significant Subsidiary or Subsidiary Guarantor; or

(k)                                 any Guarantee or any Subsidiary Guarantee shall cease to be in full force and effect (other than in accordance with Section 9.11(b)) or the Guarantor or any Subsidiary Guarantor or any Person acting on behalf of the Guarantor or any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guarantee or any Subsidiary Guarantee.

12.                               REMEDIES ON DEFAULT, ETC.

12.1.                     Acceleration.

(a)  If an Event of Default with respect to either Obligor described in paragraph (g), (h) or (i) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)  If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) if such Notes become due and payable under Section 12.1(a) and any Indebtedness (other than the other than the obligations hereunder, under the Notes and under the Guarantees) of the either of the Obligors or any of their Restricted Subsidiaries shall be declared to be due and payable, or required to be prepaid, redeemed, defeased or repurchased other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, the applicable Make-Whole Amounts determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

12.2.                     [Reserved.]

12.3.                     Rescission.

At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Obligors, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 19, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.                     No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof or by any Subsidiary Guarantee shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Obligors under Section 17, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements but only one law firm for all noteholders.

13.                               TAX INDEMNIFICATION; FATCA INFORMATION.

13.1.                     Tax Indemnification.

(a)  Any and all payments under this Agreement, the Notes or the Guarantees to or for the account of any holder of a Note shall be made free and clear of, and without deduction or withholding for or on account of, any tax, except to the extent such deduction or withholding is required by law.  If any tax is required by law to be deducted or withheld from any such payments by the Issuer under this Agreement or the Notes or by the Guarantor under this Agreement and the Guarantees, such Obligor will make such deductions or withholding and pay to the relevant taxing authority the full amount deducted or withheld before penalties attach thereto or interest accrues thereon.  In the event of the imposition by or for the account of any Applicable Taxing Authority or of any Governmental Authority of any jurisdiction in which either Obligor resides for tax purposes, any other jurisdiction in which any Obligor is engaged in business (including having a permanent establishment therein) or any jurisdiction from or through which either Obligor is making any payment in respect of any Note or Guarantee, as the case may be, of any tax, other than any Excluded Tax, upon or with respect to any payments in respect of any Note or Guarantee, as the case may be, whether by withholding or otherwise, the Obligors hereby agree to pay forthwith from time to time in connection with each payment on the Notes or Guarantees, as the case may be, to each holder of a Note such amounts as shall be required so that every payment received by such holder in respect of the Notes or Guarantees, as the case may be, and every payment received by such holder under this Agreement will not, after such withholding or deduction or other payment for or on account of such tax and any interest or penalties relating thereto, be less than the amount due and payable to such holder in respect of such Note or Guarantee, as the case may be, or under this Agreement before the assessment of such tax; provided, however, that the Obligors shall not be obliged to pay such amounts to any holder of a Note in respect of taxes to the extent such taxes exceed the taxes that would have been payable:

(i)                                     had such holder not been a resident, domiciliary or national of, or been engaged in business in, or maintained a permanent establishment in, or otherwise had any connection with Marshall Islands other than the mere holding of a Note (or the receipt of any payments in respect thereof) or activities incidental thereto (including enforcement thereof); or

(ii)                                  but for the delay or failure by such holder (following a written request by either Obligor) in the filing with an appropriate Governmental Authority with an Obligor or otherwise of forms, certificates, documents, applications or other reasonably required evidence (collectively, “Forms”), that are required to be filed by such holder to avoid or reduce such taxes and that in the case of any of the foregoing would not result in any confidential (other than identifying information such as tax identification numbers) or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, provided that such holder shall be deemed to have satisfied the requirements of this clause (ii) upon the good faith completion and submission of such Forms as may be specified in a written request of either Obligor no later than 30 days after receipt by such holder of such written request (provided, that if such Forms are Forms required pursuant to the laws of any jurisdiction other than the United States of America or any political subdivision thereof, such written request shall be accompanied by such Forms with an English translation thereof, if applicable).

(b)  Within 60 days after the date of any payment by either Obligor of any tax in respect of any payment under the Notes or Guarantees, as the case may be, or this Section 13, the relevant Obligor shall furnish to each holder of a Note the original tax receipt for the payment of such tax (or if such original tax receipt is not available, a duly certified copy of the original tax receipt), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(c)  If either of the Obligors has made a payment to or on account of any holder of a Note pursuant to clause (a) above and such holder is entitled to a refund of the tax to which such payment is attributable from the Governmental Authority to which the payment of the tax was made and such refund can be obtained by filing one or more Forms which would not result in any confidential (other than identifying information such as tax identification numbers) or proprietary income tax return information being revealed, then (i) such holder shall, as soon as practicable after receiving a written request therefor from such Obligor (which request shall include a copy of such Forms to be filed with an English translation, if applicable), use its reasonable efforts to promptly file such Forms and (ii) upon receipt of such refund, if any, promptly pay over such refund to such Obligor.

(d)  The obligations of the Obligors under this Section 13 shall survive the transfer or payment of any Note.

13.2.                     Survival of Obligations.

The obligations of the Obligors under this Section 13 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee, and the termination of this Agreement.

14.                               GUARANTEE, ETC.

14.1.                     Guarantee.

The Guarantor hereby guarantees to each holder of any Note at any time outstanding (a) the prompt payment in full in Dollars when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of the Notes, the Make-Whole Amount, if any, and interest on the Notes (including, without limitation, any interest on any overdue principal or Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding and any additional interest that would accrue but for the commencement of such proceeding, and, to the extent permitted by applicable law, on any overdue interest and on payment of additional amounts described in Section 13) and all other amounts from time to time owing by the Issuer under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Issuer of all covenants, agreements and conditions on its part to be performed and observed hereunder and under the Notes, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantor hereby further agrees that if the Issuer shall default in the payment or performance of any of the Guaranteed Obligations, the Guarantor will (x) promptly pay or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement and under the Notes, including, without limitation, reasonable counsel fees.

14.2.                     Guarantee Obligations Unconditional

(a)                                 The obligations of the Guarantor under Section 14.1 constitute a present and continuing guaranty of payment and not collectability and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Issuer under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 14.2 that the obligations of the Guarantor hereunder shall be absolute, unconditional and irrevocable under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1)                                 any amendment or modification of any provision of this Agreement (other than Section 14.1 or 14.2), any of the Notes or any Subsidiary Guarantee, or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

(2)                                 any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement, the Notes or any Subsidiary Guarantee, or any exercise or non-exercise of any right, remedy or power in respect hereof or thereof;

(3)                                 any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Issuer, any Subsidiary Guarantor or any other Person or the properties or creditors of any of them;

(4)                                 the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes, any Subsidiary Guarantee or any other agreement;

(5)                                 any transfer of any assets to or from the Issuer, including without limitation any transfer or purported transfer to the Issuer from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Issuer with or into any Person, any change in the ownership of any shares of capital stock or other equity or ownership interests of the Issuer, or any change whatsoever in the objects, capital structure, constitution or business of the Issuer;

(6)                                 any default, failure or delay, willful or otherwise, on the part of the Issuer, any Subsidiary Guarantor or any other Person to perform or comply with, or the impossibility or illegality of performance by the Issuer, any Subsidiary Guarantor or any other Person of, any term of this Agreement, the Notes, any Subsidiary Guarantee  or any other agreement;

(7)                                 any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Issuer, any Subsidiary Guarantor or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, any of the Notes, any Subsidiary Guarantee or any other agreement;

(8)                                 any lack or limitation of status or of power, incapacity or disability of the Issuer, any Subsidiary Guarantor or any other Person providing a Guaranty of, or security for, any of the Guaranteed Obligations; or

(9)                                 any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).

(b)                                 The Guarantor hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Issuer under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

(c)                                  In the event that the Guarantor shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Guarantor shall not exercise any subrogation or other rights hereunder or under the Notes and the Guarantor hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Issuer, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full.  Prior to the payment in full of the Guaranteed Obligations, if any amount shall be paid to the Guarantor on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall forthwith be paid to such holders to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.  The Guarantor agrees that its obligations under this Section 14 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Issuer is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d)                                 If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Issuer or any other Person (other than the Guarantor as to itself) of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of the guarantee in this Section 14 and the Guarantor’s obligations under this Agreement and the Guarantees, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of this Agreement, and the Guarantor shall forthwith pay such principal amount, any interest thereon, any Make-Whole Amounts and any other amounts guaranteed hereunder without further notice or demand.

(e)                                  The guarantee in Section 14.1 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising.  Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

(f)                                   No holder of Notes shall be under any obligation to (i) marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Guarantor under or in respect of this Agreement or the Guarantees or (ii) pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may reduce amounts owing by the Guarantor under this Agreement or the Guarantees.

14.3.                     Survival of Obligations.

All obligations of the Guarantor under Sections 14.1 and 14.2 shall survive the transfer of any Note, and any obligations of the Guarantor under Sections 14.1 and 14.2 with respect to which the underlying obligation of the Issuer is expressly stated to survive the payment of any Note shall also survive payment of such Note.

14.4.                     Guarantees Endorsed on the Notes.

In the case of the Guarantee by Guarantor/GMC, each Note shall have endorsed thereon a Guarantee of the Guarantor/GMC in the form of Exhibit 2.

15.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

15.1.                     Registration of Notes.

The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

15.2.                     Transfer and Exchange of Notes.

Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1, as applicable, and shall, if applicable, have the Guarantee of the Guarantor endorsed thereon.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes (other than PIK Notes, which may be issued in minimum denominations of $1.00 and integral multiples thereof and any increase in the principal amount of the PIK Notes as a result of any PIK Interest may be made in multiples of $1.00) shall not be transferred in denominations of less than $400,000; provided, that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $400,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee) shall be deemed to have agreed to be bound by the provisions contained herein expressed to be, or that otherwise are, applicable to Purchasers and/or holders of Notes and to have made the representations set forth in Section 6.

15.3.                     Replacement of Notes.

Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be,

in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 (or its equivalent in the relevant currency), such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, and if applicable, having the Guarantee of the Guarantor/GMC endorsed thereon.

16.                               PAYMENTS ON NOTES.

16.1.                     Place of Payment.

Subject to Section 16.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at Nordea Bank Finland Plc, New York Branch, 437 Madison Avenue, New York, NY 10022.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction or the designated paying office of a nominated paying agent in such jurisdiction.

16.2.                     Home Office Payment.

So long as any Purchaser or any nominee of such Purchaser shall be the holder of any Note, and notwithstanding anything contained in Section 16.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its address as set forth in Section 20.  Prior to any sale or other disposition of any Note held by any Purchaser or any nominee of such Purchaser, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 15.  The Issuer will afford the benefits of this Section 16.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 16.2.

17.                               EXPENSES, ETC.

17.1.                     Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, GMC will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchasers in connection with such transactions.  In connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee (whether or not such amendment, waiver or consent becomes effective), the Obligors will pay all reasonable out-of-pocket costs and expenses incurred by the Purchasers and each other holder of a Note including, without limitation: (a) the reasonable out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee, or by reason of being a holder of any Note, and (b) the reasonable out-of-pocket costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of either of the Obligors or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes, by the Guarantees or by any Subsidiary Guarantee.  The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder).

17.2.                     Taxes.

The Obligors will pay all stamp, documentary or similar taxes which may be payable in respect of the execution and delivery of this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee or of any amendment of, or waiver or consent under or with respect to, this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee and will save each holder of a Note harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax required to be paid by the Obligors hereunder.

17.3.                     Survival.

The obligations of the Obligors under this Section 17 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Guarantees or any Subsidiary Guarantee, and the termination of this Agreement.

18.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of either of the Obligors pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the Guarantees embody the entire agreement and understanding between the Purchasers and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

19.                               AMENDMENT AND WAIVER.

19.1.                     Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 23 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each of the Notes at the time outstanding adversely affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes held by such holder, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 13, 19, 22 or 25.

19.2.                     Solicitation of Holders of Notes.

The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of any Note or any Subsidiary Guarantee unless such remuneration is concurrently offered on the same terms, ratably to each holder of Notes then outstanding.

19.3.                     Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 19 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between either of the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

19.4.                     Notes held by Obligors, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any Guarantee, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by GMC or any of its Subsidiaries shall be deemed not to be outstanding.

20.                               NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to a Purchaser or its nominee, to such Purchaser or nominee at the address (whether email or physical) specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Obligors in writing;

(ii)                                  if to any other holder of any Note, to such holder at such address (whether email or physical) as such other holder shall have specified to the Obligors in writing;

(iii)                               if to GMC, to General Maritime Corporation, 299 Park Avenue, New York, NY 10171, Attention: Chief Financial Officer, Telephone:  (212) 763-5600, Facsimile:  (212) 763-5608, Email: finance@generalmaritime.com, or at such other address as GMC shall have specified to the holder of each Note in writing; and

(iv)                          if to FinCo, to GMC, to General Maritime Corporation, 299 Park Avenue, New York, NY 10171, Attention: Chief Financial Officer, Telephone:  (212) 763-5600, Facsimile:  (212) 763-5608, Email: finance@generalmaritime.com, or at such other address as FinCo shall have specified to the holder of each Note in writing, with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY  10022

Attention:  Kenneth Chin, Esq.

Telephone:  (212) 715-9100

Facsimile:  (212) 715-8000

Notices under this Section 20 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

21.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 21 shall not prohibit either of the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

22.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 22, “Confidential Information” means information delivered to any Purchaser by or on behalf of either of the Obligors or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by either of the Obligors or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 22, (iii) any other holder of any Note, (iv) any

Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (v) any Person from which such Purchaser offers to purchase any security of either of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 22), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, (viii) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ix) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 22 as though it were a party to this Agreement.  On reasonable request by either of the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 22.

In the event that as a condition to receiving access to information relating to either of the Obligors or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secured virtual workspace or otherwise) which is different from the terms of this Section 22, the terms of this Section 22 shall not be amended thereby and, as between such Purchaser and the Obligors, supersede the terms of any such other confidentiality undertaking; provided that all such information shall be deemed to be Confidential Information for purposes of this Section 22, notwithstanding whether such information was marked or labeled or otherwise identified as such.

23.                               SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of such Purchaser’s Affiliates or such other Person reasonably acceptable to the Issuer as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 23) shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 23) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

24.                               JURISDICTION AND PROCESS.

EACH OBLIGOR AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE GUARANTEES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY LEGAL ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT OBTAINED AGAINST SUCH OBLIGOR FOR BREACH HEREOF OR THEREOF, OR AGAINST ANY OF ITS PROPERTIES, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK BY ANY PURCHASER OR ON ANY PURCHASER’S BEHALF OR BY OR ON BEHALF OF ANY HOLDER OF A NOTE, AS ANY PURCHASER OR SUCH HOLDER MAY ELECT, AND EACH OBLIGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH LEGAL ACTION OR PROCEEDING.  EACH OBLIGOR HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 20 OR AT SUCH OTHER ADDRESS OF WHICH EACH HOLDER OF A NOTE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO.  IN ADDITION, EACH OBLIGOR HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE GUARANTEES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

25.                               OBLIGATION TO MAKE PAYMENTS IN U.S. DOLLARS.

All payments made by the Obligors under this Agreement, the Notes or the Guarantees, as the case may be, shall be in U.S. Dollars and the obligations of the Obligors to make payments in U.S. Dollars of any of its obligations under this Agreement, the Notes or the Guarantees, as the case may be, shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. Dollars, except to the extent such tender or recovery shall result in the actual receipt by the holder of any Note of the full amount of U.S. Dollars expressed to be payable in respect of any such obligations.  The obligation of the Obligors to make payments in U.S. Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of U.S. Dollars expressed to be payable in respect of any such obligations, and shall not be affected by judgment being obtained for any other sums due under this Agreement, Notes or the Guarantees.

26.                               MISCELLANEOUS.

26.1.                     Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not; provided no Purchaser shall transfer any of its rights and obligations under this Agreement prior to the purchase of Notes other than as set forth under Section 23.

26.2.                     Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

26.3.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

26.4.                     Construction.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

26.5.                     Ratification.

As a shareholder of any Subsidiary Guarantor, the Guarantor hereby ratifies and confirms the execution, delivery and performance by such Subsidiary Guarantor of any Subsidiary Guarantee to which such Subsidiary Guarantor is or becomes a party.

26.6.                     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

26.7.                     Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

26.8.                     Accounting Matters.

(a)                                 Change in Applicable GAAP.  If the Obligors notify the holders of Notes that, in the Guarantor’s reasonable opinion, or if the Required Holders notify the Obligors that, in the Required Holders’ reasonable opinion, as a result of changes in Applicable GAAP from time to time (“Subsequent Changes”), any of the covenants contained in Sections 10.4 through 10.7, inclusive, or any of the defined terms used in any of the foregoing covenants, no longer apply as intended such that such covenants are materially more or less restrictive to the Obligors than are such covenants immediately prior to giving effect to such Subsequent Changes, the Obligors and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms.  Until the Obligors and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.4 through 10.7, inclusive, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”).  During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Obligors shall include relevant reconciliations in reasonable detail between Applicable GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(b) during such period.

(b)                                 International Accounting Standard 39.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by either of the Obligors or any Restricted Subsidiary to measure an item of Indebtedness using fair value (as permitted by International Accounting Standard 39 or any similar accounting standard (the “Relevant Accounting Standard”)) shall be disregarded and such determination shall be made as if such election had not been made.  The foregoing restriction shall not apply to any derivative financial instrument and shall not restrict in any way valuations related to hedge accounting under any Relevant Accounting Standard.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Obligors, whereupon the foregoing shall become a binding agreement between you and the Obligors.

Very truly yours,

GENERAL MARITIME CORPORATION

By	/s/ Leonidas Vrondissis
Name: L.J. Vrondissis
Title: Executive Vice President and Chief Financial Officer

VLCC ACQUISITION I CORPORATION

By	/s/ Leonidas Vrondissis
Name: L.J. Vrondissis
Title: President

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN CREDIT
OPPORTUNITIES MASTER FUND I L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant GC/VP

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN LONG/SHORT
CREDIT AND DISTRESSED REFLECTION FUND,
A SUB-FUND OF AAI BLUEMOUNTAIN FUND PLC

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant GC/VP

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN KICKING
HORSE FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant GC/VP

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN TIMBERLINE LTD.

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant GC/VP

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN MONTENVERS
MASTER FUND SCA SICA V-SIF

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant GC/VP

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN GUADALUPE
PEAK FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant GC/VP

[Signature Page to Note and Guarantee Agreement]

The foregoing is hereby agreed to as of the
date thereof.

BLUEMOUNTAIN STRATEGIC CREDIT
MASTER FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant VP/GC

[Signature Page to Note and Guarantee Agreement]

SCHEDULE A

INFORMATION RELATING TO PURCHASERS

[To be attached.]

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accredited Investor” means an accredited investor as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“Acquisition” means the direct or indirect acquisition by the Issuer of up to seven Scorpio Newbuilds prior to Closing.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) any Person beneficially owning or holding, directly or indirectly, 20.0% or more of any class of voting or equity interests of either of the Obligors or any Subsidiary or any corporation of which either of the Obligors and their respective Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 20.0% or more of any class of voting or equity interests.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Guarantor.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Applicable GAAP” means, with respect to (i) GMC and its Subsidiaries on a consolidated basis, generally accepted accounting principles, standards and practices as in effect from time to time in the United States, and (ii) with respect to any Person other than the Guarantor or its Subsidiaries on a consolidated basis, generally accepted accounting principles (including any applicable application of International Financial Reporting Standards) as in effect from time to time in the jurisdiction under which such Person prepares its books of account and financial records and statements.

“Applicable Taxing Authority” means any Governmental Authority (a) of or in the United States or any political subdivision thereof or therein or (b) of or in any other jurisdiction or any political subdivision thereof or therein in which either of the Obligors may be organized as a result of effecting a Permitted Merger.

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with Applicable GAAP.

“Change of Control” means (a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its subsidiaries, taken as a whole, to a person other than one or more “Permitted Holders” (as defined in the Existing Credit Agreements or any Refinancing Agreement); or (b) the Issuer becomes aware of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the “Permitted Holders”, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of equity interests or otherwise, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of voting stock of the Issuer representing 50% or more of the total voting power of the voting stock of the Issuer.

“Closing” is defined in Section 3.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Commitment Fee” means a fee, which at the election of GMC may be paid in (a) cash in an amount equal to $6,250,000 or (b) $6,250,000 in aggregate value of the same equity issued in the Equity Issuance, determined by the value ascribed to such equity in the Equity Issuance.

“Commitment Letter” is defined in the first paragraph hereof.

“Confidential Information” is defined in Section 22.

“Consolidated Secured Indebtedness” means, as of any date of determination, the consolidated Indebtedness of GMC and its Restricted Subsidiaries (other than intercompany Indebtedness between or among the Obligors) outstanding as of that date (with outstanding letters of credit being deemed to have a principal amount equal to the maximum potential liability of GMC and its Restricted Subsidiaries thereunder) that is secured by a Lien on any assets of GMC or any Restricted Subsidiary.

“Consolidated Total Indebtedness” means, as of any date of determination, the total amount of Indebtedness for borrowed money, unreimbursed obligations under letters of credit, obligations in respect to Capitalized Leases (as defined in the Credit Facilities) and debt obligations evidenced by promissory notes or similar instruments of GMC and its Restricted

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Subsidiaries outstanding on such date, minus the sum of all cash and cash equivalents of GMC and its Restricted Subsidiaries, in each case, on a consolidated basis.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” and “Controlled” means, with respect to any Person, the direct or indirect power to directly or indirectly (i) determine the outcome of decisions about the financial and operating policies of such Person or (ii) control the membership of the board of directors of such Person, whether or not the power has statutory, legal or equitable force or is based on statutory, legal or equitable rights and whether or not it arises by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares or stock of the corporation or otherwise.

“Cumulative Consolidated Net Income” means shall mean, for any period, the cumulative consolidated net after tax income of GMC and its Subsidiaries determined in accordance with GAAP.

“Cumulative Consolidated Net Income Amount” is defined in Section 10.3.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of such Note or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

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“Disposition” is defined in Section 10.2(a).

“Disqualified Equity” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 calendar days after the maturity date of the Notes; provided, however, that if such Equity Interest is issued to any plan for the benefit of employees of the Obligors or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity solely because it may be required to be repurchased by such Obligor or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations.  The amount of any Disqualified Equity shall be the greater of the face amount and the maximum redemption or repurchase price thereof.

“Dollar” or “$” means lawful money of the United States of America.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, written orders, decrees, permits, concessions, grants, franchises, licenses, or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents of corporate stock and (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Equity Issuance” means the issuance by GMC of $166,000,000 of common or non-cash pay preferred stock capital raise, including without limitation, the $50,000,005.50 of Class B Common Stock issued by GMC pursuant to that certain Subscription Agreement dated as of the date hereof, between GMC, Marine Holdings TP, L.P, and the purchasers party thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) which together with the Obligors and the Restricted Subsidiaries that would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

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“Excluded Tax” means, with respect to any holder of a Note, any tax imposed by any jurisdiction on the net income of such holder as a consequence of such holder being a resident of or organized or doing business in that jurisdiction (but not any tax which is imposed as a result of such holder being considered a resident of or organized or doing business in that jurisdiction solely as a result of such holder holding a Note or being a party to this Agreement or any transaction contemplated by this Agreement or enforcing its rights hereunder).

“Existing Credit Agreements” is defined in the first paragraph of this Agreement.

“Existing Credit Amendments” is defined in the first paragraph of this Agreement.

“Fair Market Value” being determined based on the fair market value of such vessel on the basis of an individual charter-free arm’s-length transaction as set forth in the most recently obtained appraisals from at least two Approved Appraisers (as defined in the Existing Credit Agreements or any Refinancing Agreement); provided, however, that the fair market value of the Vessels subject to Scorpio Newbuilds shall be the value set forth in the most recently obtained appraisals from at least two Approved Appraisers (as defined in the Existing Credit Agreements or any Refinancing Agreement) less all remaining payments under the Scorpio Newbuilds; provided further that any such appraisal report shall have been prepared within 90 days prior to such date of determination.

“FATCA” means (a) the United States Foreign Account Tax Compliance Act of 2009 (Sections 1471 through 1474 of the Code as of the date of this Agreement), together with any regulations thereunder and interpretations thereof and (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction or relating to any intergovernmental agreement between the United States and any other jurisdiction, which, in either case, facilitates the implementation of the withholding of United States taxes of the type set forth in clause (a) above.

“FinCo Issuer” is defined in the first paragraph of this Agreement.

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Obligors or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Obligors or such Restricted Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Global Refinancing” means any amendment, restatement, modification or refinancing of the Existing Credit Agreements that is in connection with the financing of the Scorpio Newbuilds, the terms of which may include an amortization schedule of as little as 1.0% annually and a bullet maturity at a maturity date that is prior to the maturity date of the Notes.

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“GMC Charter” means the Second Amended and Restated Articles of Incorporation of GMC, amended from time to time in accordance with its terms and applicable law.

“GMC Issuer” is defined in the first paragraph of this Agreement.

“Governmental Authority” means

(a)                                 the government of

(i)                                     the United States of America or any State or other political subdivision of either thereof, or

(ii)                                  any other jurisdiction in which either of the Obligors or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of either of the Obligors or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” and “Guarantees” are defined in Section 1.

“Guaranteed Obligations” is defined in Section 14.1.

“Guarantor” means the entity specified as the “Guarantor” in the Notice of Designation delivered pursuant to Section 4.10(b), which shall specify either (a) Guarantor/FinCo if GMC Issuer is specified or (b) Guarantor/GMC if (i) the FinCo Issuer is specified and (ii) consent and approval from the Existing Credit Agreement Lenders is obtained by GMC, the Existing Credit Amendments are consummated by GMC and satisfactory evidence of such consummation is delivered to the Purchasers, or any successor thereto that shall have become such in the manner prescribed in Section 10.2.

“Guarantor/FinCo” is defined in the first paragraph of this Agreement.

“Guarantor/GMC” is defined in the first paragraph of this Agreement.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including

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(without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                                 to purchase such indebtedness or obligation or any property constituting security therefor;

(b)                                 to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)                                  to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)                                 otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law (including, without limitation, friable asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 15.1.

“Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any hedging agreement or under any similar type of agreement and (viii) the maximum amount available to be drawn under all letters of credit existing as of the date of this Agreement issued

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for the account of such Person and all unpaid drawings in respect thereof; provided that Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business.

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note (together with one or more of its affiliates) holding more than 5.0% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Interest Payment Date” means each of May 15 and November 15 of each year, commencing November 15, 2014.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the date of the Closing and end on and exclude the first Interest Payment Date.

“Issuer” is defined in the first paragraph.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, financial condition, assets or properties, of GMC and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of GMC and its Restricted Subsidiaries taken as a whole, or (b) the ability of the (i) Guarantor to perform its obligations under this Agreement or its Guarantees or (ii) Issuer to perform its obligations under this Agreement or the Notes, or (c) the validity or enforceability of this Agreement or the Notes or the Guarantee or any Subsidiary Guarantee.

“Multiemployer Plan” shall mean a Plan which is defined in Section 3(37) of ERISA.

“Net Cash Proceeds” means, (x) with respect to any disposition of the Scorpio Newbuilds or the Vessels relating thereto, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with

8

such disposition, other than the portion of such deferred payment constituting interest, but only as and when received) received by GMC or the Issuer or any of their respective Subsidiaries from such disposition net of (i) reasonable transaction costs (including, without limitation, reasonable attorney’s fees) and sales commissions and (ii) the estimated marginal increase in taxes and any stamp tax payable by GMC or the Issuer or any of its Subsidiaries as a result of such disposition and (y) with respect to the issuance of any Equity Interests, the aggregate cash proceeds received by GMC or the Issuer from such equity issuance net of reasonable transaction costs related thereto (including, without limitation, reasonable attorney’s fees).

“Nonrecourse Indebtedness” means, shall mean any Indebtedness of an Unrestricted Subsidiary that is non-recourse to any Obligor and for which no Obligor provides any credit support; provided such Indebtedness may be full recourse to the Unrestricted Subsidiary at any time.

“Notes” is defined in Section 1.

“Notice of Designation” is defined in Section 4.10(b).

“Obligors” is defined in Section 4.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Guarantor whose responsibilities extend to the subject matter of such certificate.

“Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Merger” means any merger or consolidation of either Obligor, or conveyance, transfer or lease of substantially all of the assets of either Obligor, consummated in accordance with the provisions of Section 10.2 (and the predominant purposes of which were business purposes of such Obligor and not the triggering of a prepayment right under Section 8.3).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“PIK Interest” means interest paid on the Notes in the form of an increase in the outstanding principal amount of the Notes.

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“PIK Notes” means any additional Notes issued by the Issuer in a principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded down to the nearest whole dollar) to holders of Notes on the relevant record date.

“Plan” means any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Obligors or a Restricted Subsidiary of the Obligors or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Obligors, or a Restricted Subsidiary of the Obligors or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the second paragraph of this Agreement.

“Refinancing Agreement” means any agreements which governs the Global Refinancing including any loan agreement, credit agreement, finance agreement, financing agreement, note purchase agreement, indenture, guaranty, security agreement, pledge agreement, mortgage, assignment or similar agreement or any amendment, restatement or other modification of the Existing Credit Agreements.

“Refinancing Indebtedness” means any Indebtedness incurred that (i) has a weighted average life to maturity that is not less than the weighted average life to maturity of the Indebtedness being refinanced (except in the case of the Global Refinancing), (ii) has a principal amount that does not exceed the amount of Indebtedness being refinanced (plus any underwriting discounts, fees, expenses and premiums incurred in connection therewith) plus additional principal Indebtedness to the extent otherwise permitted to be incurred, (iii) if Indebtedness being refinanced is subordinated, the Refinancing Indebtedness will also be subordinated to the same extent as the Indebtedness being refinanced and (iv) is incurred by an obligor of the Indebtedness that is being refinanced and qualifies for the same exception under Section 10.4(a), (b), (e), (f), (i), (j) and (k) at the time it is incurred.

“Registration Agreement” means the First Amended and Restated Registration Agreement, dated as of November 1, 2012, by and among GMC and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Required Holders” means, (i) prior to the Closing, the holders of more than 50.0 in principal amount of the Notes to be purchased pursuant to Section 2 upon the satisfaction of the conditions to closing listed in Section 4 and (ii) on or after the Closing, the holders of more than 50.0% in principal amount of the Notes then outstanding (exclusive of Notes then owned by GMC or any of its Subsidiaries).

10

“Responsible Officer” means any Senior Financial Officer and any other officer of GMC or of the Issuer, as the context requires, with responsibility for the administration of the relevant portion of this agreement.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Restricted Subsidiary” means all the Subsidiaries of GMC other than any Subsidiary which has been designated as an Unrestricted Subsidiary pursuant to Section 9.12; provided that any Subsidiary Guarantor shall at all times during which it is a Subsidiary Guarantor be deemed to be a Restricted Subsidiary and the Issuer shall at all times be deemed to be a Restricted Subsidiary.

“Scorpio Newbuilds” means the VLCC newbuilding contracts from Scorpio Tankers Inc. acquired by FinCo prior to Closing for an aggregate acquisition cost of approximately $735,000,000, plus the costs of any change orders agreed to by GMC after the date hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means a Director, Issuer Secretary, the Chief Financial Officer, Financial Controller or Treasurer of the Guarantor or the Issuer, as the context requires.

“Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement, dated as of December 12, 2013, by and among GMC and certain shareholders thereof, as amended from time to time in accordance with the terms thereof.

“Significant Subsidiary” means, as of any date, any Restricted Subsidiary that (a) accounts for greater than 10.0% of the Consolidated Total Assets as of such date, determined in accordance with Applicable GAAP, or (b) accounted for greater than 10.0% of the consolidated revenues of GMC and its Restricted Subsidiaries for the immediately preceding financial year of GMC, determined in accordance with Applicable GAAP.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., together with any relevant local affiliates thereof and any successor to any of the foregoing.

“Subsidiary” means, as to any Person, (i) any corporation more than 50.0% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the

11

happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50.0% equity interest at the time; provided that, for all purposes under this Agreement, the Notes and the Guarantees, Unrestricted Subsidiaries shall not be considered Subsidiaries hereunder or thereunder other than as set forth herein or therein.

“Subsidiary Guarantee” means a guarantee of a Subsidiary Guarantor of the obligations of the Issuer under this Agreement and the Notes, substantially in the form of Exhibit 3.

“Subsidiary Guarantor” means Guarantor/FinCo and its Subsidiaries (which as of the date of this Agreement are listed on Schedule 5.12) and each other Restricted Subsidiary party to a Scorpio Newbuild.

“Total Debt LTV Ratio” means the ratio of (a) Consolidated Total Indebtedness of GMC and its Restricted Subsidiaries to (b) the aggregate Fair Market Value of all Vessels (including without limitation the Scorpio Newbuilds) owned by GMC and its Restricted Subsidiaries.

“Total Secured Debt LTV Ratio” means the ratio of (a) Consolidated Secured Indebtedness of GMC and its Restricted Subsidiaries minus the sum of cash of GMC and its Restricted Subsidiaries to (b) the aggregate Fair Market Value of all Vessels (including without limitation the Scorpio Newbuilds) owned by GMC and its Restricted Subsidiaries.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“Unrestricted Subsidiary” means any Subsidiary which has been designated by the Issuer as an Unrestricted Subsidiary pursuant to Section 9.12.

“Vessel” means, collectively, all sea going vessels and tankers at any time owned by GMC and its Subsidiaries, and, individually, any of such vessels.

“Vessel Mortgages” means the “Collateral Vessel Mortgages” as such term is defined in the Existing Credit Agreements or any Refinancing Agreement.

“Wholly-Owned Restricted Subsidiary” means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of Guarantor/FinCo and FinCo’s other Wholly-Owned Restricted Subsidiaries at such time.

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SCHEDULE 5.5(b)

Obligations

•                  The Master Agreement, dated March 18, 2014, entered into between (1) (i) STI Glasgow Shipping Company Limited; (ii) STI Edinburgh Shipping Company Limited, (iii) STI Perth Shipping Company Limited, (iv) STI Dundee Shipping Company Limited, (v) STI Newcastle Shipping Company Limited (vi) STI Cavaliere Shipping Company Limited and (vii) STI Esles Shipping Company Limited, each a company incorporated under the laws of the Marshall Islands and having their registered offices at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, 96960 (respectively “SPV 1”, “SPV 2”, “SPV 3”, “SPV 4”, “SPV 5”, “SPV 6”, and “SPV 7” and together, the “SPVs” and each a “SPV”), (2) VLCC Acquisition I Corporation and (3) Scorpio Tankers Inc.

•                  (1) The Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 1, (2) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 2, (3) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of  SPV 3, (4) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 4 (5) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 5, (6) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 6, (7) the Agreement for the Sale and Purchase of the Entire Authorized and Issued Share Capital of SPV 7, in each case, dated on or about March 21, 2014 and entered into between Scorpio Tankers Inc. and VLCC Acquisition I Corporation.

•                  The Deed of Guarantee relating to Corporate Guarantees issued by Scorpio Tankers Inc., dated as of March 25, 2014, by and between VLCC Acquisition 1 Corporation and Scorpio Tankers Inc.

•                  The Agreement for the Appointment of a Buyer’s representative, dated as of March 25, 2014, by and between SPV 1, SPV 2, SPV 3, SPV 4, SPV 5, SPV 6, SPV 7, and Scorpio Shipmanagement S.A.M.

•                  The shipbuilding contracts respectively entered into individually between each of SPV 1, SPV 2, SPV 3, SPV 4 and SPV 5 with Daewoo Shipbuilding & Marine Engineering Co., Ltd. (“DSME Builder”), for the construction and purchase of an 300,000 TDW Crude Oil Tanker with, respectively, DSME Builder’s hull numbers  5404 (to be purchased by SPV 1), 5405 (to be purchased by SPV 2), 5406 (to be purchased by SPV 3), 5407 (to be purchased by SPV 4) and 5408 (to be purchased by SPV 5), dated December 13, 2013 (as the same have been amended, supplemented from time to time (including any side letters and addenda).

•                  The shipbuilding contracts respectively entered into individually between each of SPV 6 and SPV 7 with Hyundai Samho Heavy Industries Co., Ltd. (“HHI Builder”) for the construction and purchase of an 300,000 DWT Crude Oil Carrier with respectively, HHI Builder’s hull numbers S777 (to be purchased by SPV 6) and S778 (to be purchased by SPV 7), dated December 20, 2013 (as the same have been amended, supplemented from time to time (including any side letters and addenda))

•                 Common Stock Subscription Agreement, dated November 1, 2012, by and among the Company, OCM Marine Holdings TP, L.P., and the investors listed on Exhibit A attached thereto.

•                  Amended and Restated Subscription Agreement, dated December 12, 2013, by and among OCM Marine Holdings TP, L.P., and the investors listed on Exhibit A attached thereto.

•                  The subscription agreements entered into by the Company and OCM Marine Holdings TP, L.P. with various investors between March 21, 2014 and Closing relating to up to 12,162,163 shares of Class B Common Stock.

SCHEDULE 5.6

Litigation

•                        Salvage Claim re Genmar Star, Istanbul Admiralty Court, Case No. 2009/584 E. (2006) — Claim arising from tug boat assistance rendered to Genmar Star after vessel became disabled.

•                        Charterparty Arbitration

In this matter, the General Maritime Corporation claims declaratory relief as to the proper construction of a charterparty for a VLCC on an amended SHELLTIME 4 form with rider clauses (the “Charterparty”), between the Genmar SPV, as the owner of the Vessel (the “Owners”) and the charterers (“Charterers”).

The present dispute (which has been referred to London Maritime Arbitrator’s Association arbitration) concerns the proper construction of a clause in the Charterparty relating to oil major eligibility. Prior to re-delivery, Charterers had placed the Vessel off-hire for an alleged failure by Owners to comply with their obligations under clause 50 of the Charterparty.  Charterers have also sought to claim damages in respect of those alleged failures.

A dispute has now arisen as to:

1.             Whether on the proper construction of clause 50, Charterers are entitled to claim damages for any alleged failure by Owners to comply with the requirements of clause 50 or whether Charterers’ only remedy under clause 50 was to place the Vessel off-hire or to cancel the Charterparty.

2.             Whether Charterers were only entitled to place the Vessel off-hire from the date of their notice or whether they could place the Vessel off-hire with retrospective effect (and if so from what date).

A hearing before the London arbitral tribunal to decide these preliminary issues was held on October 9, 2013.  The tribunal’s award is pending.

Owners have provided security for the Charterers’ claims, plus interest and costs, in the sum of $3,497,750.85, pursuant to an escrow agreement.

•                  Genmar Pool Agreements Arbitration

This matter concerns the entry of five Genmar vessels into a tanker vessel pool (the “Pool”).

Five individual references to London arbitration have been made pursuant to the terms of five sets of contracts, which comprise a pool agreement between the relevant Genmar SPV and the Pool operator and a time charterparty between the relevant Genmar SPV and the Pool agent.  Pursuant to those agreements, each of the five subject Genmar vessels were included in and operated as part of the Pool.  The five arbitration references have subsequently been consolidated by consent.

Each Genmar SPV claims a balance of account due to it following the withdrawal of their respective vessels from the Pool, made up of (among other things) sums due by way of hire and sums due in respect of working capital invested in the Pool.

The respondents in the arbitrations (the Pool operator and Pool agent) advance a different position as to the sums owed to the Genmar SPVs from the Pool: the parties are approximately $123,000 apart in terms of the aggregate sum due to the Genmar SPV’s by way of hire and there is a dispute as to when the working capital sums (an aggregate of $2.5 million) are due to be returned pursuant to the terms of the pool agreements.

The respondents also counterclaim in each case for damages for breach of alleged collateral contracts to each of the respective pool agreements, which it is said extended the earliest date by which the Genmar SPVs were entitled to withdraw their vessels from the Pool.  The respondents’ counterclaim for damages has not yet been quantified.

The next procedural step in this matter is for reply and defence to counterclaim submissions to be served by the Genmar SPVs on October 28, 2013.

SCHEDULE 5.10

ERISA

•                  General Maritime Corporation 401(k) Profit Sharing Plan and Trust

SCHEDULE 5.11(b)

Capitalization

GMC Charter

Shareholders’ Agreement

Registration Agreement

The subscription agreements entered into by the Company and OCM Marine Holdings TP, L.P. with various investors between March 21, 2014 and Closing relating to up to 12,162,163 shares of Class B Common Stock:

Up to 12,162,163 shares of Class B Common Stock issued between March 21, 2014 and Closing at a price of $18.50 per share and any Subscription Agreements pursuant to which such shares are sold.

Capital Stock of GMC as of March 13, 2014:

1.              50,000,000 authorized shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), with 11,270,196 shares issued and outstanding;

2.              30,000,000 authorized shares of Class B Common Stock (“Class B Common Stock”), with 11,330,420 shares of Class B Common Stock are issued and outstanding; and

3.              5,000,000 authorized shares of preferred stock, par value $0.01 per share.

Warrants and Options with Respect to Capital Stock of GMC

1.              Outstanding warrants to purchase 309,296 shares of Class A Common Stock

2.              Outstanding options to purchase 343,662 shares of Class A Common Stock;

Additional 801,879 shares of Class A Common Stock reserved for issuance pursuant to awards under GMC’s 2012 Equity Incentive Plan.

SCHEDULE 5.11(c)

Capitalization

Any preemptive rights obligations under the Shareholders’ Agreement.

SCHEDULE 5.12(b)

Subsidiaries: FinCo Issuer

The subsidiaries of FinCo are:

1.              STI Glasgow Shipping Company Limited;

2.              STI Edinburgh Shipping Company Limited;

3.              STI Perth Shipping Company Limited;

4.              STI Dundee Shipping Company Limited;

5.              STI Newcastle Shipping Company Limited;

6.              STI Cavaliere Shipping Company Limited; and

7.              STI Esles Shipping Company Limited.

Each of the above listed entities is owned 100% by FinCo and is organized under the laws of the Republic of the Marshall Islands.

SCHEDULE 5.19

Indebtedness

Borrower(s)	Agent	Governing Agreement	Original Aggregate Principal Amount	Guarantor(s)
General Maritime Subsidiary Corporation	Nordea Bank Finland plc	Third Amended and Restated Credit Agreement	$508,977,536.95

•                  Vision Ltd.

•                  Victory Ltd.
•                  Companion Ltd.
•                  Compatriot Ltd.
•                  Consul Ltd.
•                  GMR Daphne LLC

•                  GMR Agamemnon LLC
•                  GMR Alexandra LLC
•                  GMR Argus LLC
•                  GMR Constantine LLC
•                  GMR Defiance LLC
•                  GMR Elektra LLC
•                  GMR George T. LLC
•                  GMR Gulf LLC
•                  GMR Harriet G. LLC
•                  GMR Hope LLC
•                  GMR Horn LLC
•                  GMR Kara G. LLC
•                  GMR Minotaur LLC
•                  GMR Orion LLC
•                  GMR Phoenix LLC
•                  GMR Princess LLC
•                  GMR Progress LLC
•                  GMR Spyridon LLC
•                  GMR St. Nikolas LLC
•                  GMR Strength LLC

(the “Credit Agreements Subsidiary Guarantors”)

•                  General Maritime Corporation

•                  Arlington Tankers, Ltd.

•                  General Maritime Subsidiary II Corporation

General Maritime Subsidiary Corporation	Nordea Bank Finland plc	Second Amended and Restated Credit Agreement	$273,802,583.31	• General Maritime Corporation • Arlington Tankers, Ltd. • General Maritime Subsidiary II Corporation • The Credit Agreements Subsidiary Guarantors

SCHEDULE 10.1(c)

Existing Liens

None.

SCHEDULE 10.5

Transactions with Affiliates

•                  Shareholders’ Agreement.

•                  Registration Agreement.

•                  The GMC Charter.

•                  The subscription agreements entered into by the GMC and OCM Marine Holdings TP, L.P., with various investors between March 21, 2014 and Closing relating to up to 12,162,163 shares of Class B Common Stock.

•                  The letter agreements, dated as of December 12, 2013, between GMC, OCM Marine Holdings TP LP and certain investors in the company, each entered into in connection with that certain Amended and Restated Subscription Agreement, dated as of December 12, 2013.

•                  Common Stock Subscription Agreement, dated November 1, 2012, by and among GMC, OCM Marine Holdings TP, L.P., and the investors listed on Exhibit A attached thereto.

•                  Amended and Restated Subscription Agreement, dated December 12, 2013, by and among GMC, OCM Marine Holdings TP, L.P., and the investors listed on Exhibit A attached thereto.

•                  Purchase on or about October 10, 2012 by OCM Starfish Debtco S.àr.l, an affiliate of Holdings, of approximately $56 million principal amount under the Third Amended and Restated Credit Agreement, dated as of May 17, 2012, among the Company, General Maritime Subsidiary II Corporation, Arlington Tankers Ltd., General Maritime Subsidiary Corporation, the lenders party thereto, Nordea as administrative agent and collateral agent, and Nordea and DnB Bank ASA, as joint lead arrangers and joint book runners.

•                  Current and future amounts due to Oaktree Principal Bunker Holdings Ltd. related to the assignment of certain supplier contracts. Oaktree Principal Bunker Holdings Ltd. is a wholly owned subsidiary of Oaktree Capital Management, L.P.

EXHIBIT 1

[FORM OF SENIOR UNSECURED NOTE]

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER, THE SECURITIES ACT AND IN ACCORDANCE WITH ANY SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS NOTE MAY BE TRANSFERRED ONLY PURSUANT TO SECTION 15 OF THE NOTE AND GUARANTEE AGREEMENT REFERRED TO BELOW.  A COMPLETE AND CORRECT CONFORMED COPY OF THE NOTE AND GUARANTEE AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE REGISTERED HOLDER OF THIS NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE ISSUER (AS DEFINED BELOW) AT 299 PARK AVENUE, NEW YORK, NY 10171.

[GENERAL MARITIME CORPORATION]

[VLCC ACQUISITION I CORPORATION]

SENIOR UNSECURED NOTE DUE 2020

No. [ ]	[Date]
U.S.$[ ]

FOR VALUE RECEIVED, the undersigned, [GENERAL MARITIME CORPORATION] [VLCC ACQUISITION I CORPORATION] (herein called the “Issuer”), a company incorporated under the laws of the Marshall Islands, hereby promises to pay to [                        ], or its registered assigns, the principal sum of [                 ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on March 28, 2020, with interest payable in cash or by PIK Interest (as defined in the Note and Guarantee Agreement) (a) on the unpaid principal balance hereof at the rate, and on the respective dates, set forth in the Note and Guarantee Agreement, from the date hereof until the principal amount hereof shall have been paid in full, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note and Guarantee Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) or (ii) 2.0% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Nordea Bank Finland Plc, New York Branch, 437 Madison Avenue New York, NY 10022 or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note and Guarantee Agreement.

This Note is one of a series of Senior Unsecured Notes or PIK Notes (herein called the “Notes”) issued pursuant to the Note and Guarantee Agreement dated as of March 28, 2014 (as from time to time amended, the “Note and Guarantee Agreement”), among the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to be bound by the provisions of the Note and Guarantee Agreement expressed to be, or that otherwise are, applicable to Purchasers and/or holders of Notes and (ii) made the representations set forth in Section 6 of the Note and Guarantee Agreement. Capitalized terms used in this Note and not otherwise defined in this Note shall have the meanings assigned to them in the Note and Guarantee Agreement.

Payment of the principal of, interest on and any Make-Whole Amount with respect to this Note has been guaranteed by (i) the Guarantor in accordance with the terms of the Note and Guarantee Agreement and (ii) certain direct or indirect subsidiaries of GMC in accordance with the terms of the Subsidiary Guarantees (as defined in the Note and Guarantee Agreement).

This Note is a registered Note and, as provided in the Note and Guarantee Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note and Guarantee Agreement, but not otherwise.

If an Event of Default, as defined in the Note and Guarantee Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note and Guarantee Agreement.

2

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

[GENERAL MARITIME CORPORATION]
[VLCC ACQUISITION I CORPORATION]

By
Name:
Title:

3

EXHIBIT 2

[FORM OF GUARANTEE]

GUARANTEE

For value received, the undersigned hereby absolutely, unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on said Note and all other amounts from time to time owing by the Issuer to such holder under the Note and Guarantee Agreement referred to in said Note, as more fully provided in the Note and Guarantee Agreement referred to in said Note.

[GENERAL MARITIME CORPORATION]
[VLCC ACQUISITION I CORPORATION]

By:
Name:
Title:

EXHIBIT 3

[FORM OF SUBSIDIARY GUARANTEE]

SUBSIDIARY GUARANTEE

This SUBSIDIARY GUARANTEE, dated as of [                     ], 20[    ] (as amended, modified, restated and/or supplemented from time to time, this “Subsidiary Guarantee”), made by each of the undersigned guarantors (each a “Subsidiary Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Subsidiary Guarantors”) in favor of each holder of a Note (each a “Holder”). Except as otherwise defined herein, capitalized terms used herein and defined in the Note and Guarantee Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, General Maritime Corporation (“GMC”) and VLCC Acquisition I Corporation (“FinCo”), have entered into a Note and Guarantee Agreement dated as of March 28, 2014 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note and Guarantee Agreement”) with the purchasers whose names appear on the signature pages thereto (the “Purchasers”) providing for the issuance and sale by the Issuer (the “Issuer”) of $131,600,000 aggregate principal amount, as such principal amount may be increased as a result of the payment of any PIK Interest (as defined in the Note and Guarantee Agreement) of its Senior Unsecured Notes due 2020 (the “Notes”);

WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of GMC; and

WHEREAS, each Subsidiary Guarantor will obtain benefits from the continuation of issuance and sale of the Notes under the Note and Guarantee Agreement and, accordingly, desires to execute this Subsidiary Guarantee in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Subsidiary Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Subsidiary Guarantor hereby makes the following representations and warranties to the Holders and hereby covenants and agrees with each other Subsidiary Guarantor as follows:

1.  Each Subsidiary Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees to the Holders the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by the Issuer under the Note and Guarantee Agreement, and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Issuer to the Holders under the Note and Guarantee Agreement, the Note and the Guarantee (including, without limitation, indemnities, fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Note and Guarantee Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Note and Guarantee Agreement, the Note and the Guarantee and the due performance and compliance by the Issuer with all of the terms, conditions and agreements contained in the Note and Guarantee Agreement, the Note and the Guarantee (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the “Guaranteed Obligations”).  As used herein, the term “Guaranteed Party” shall mean the Issuer, the Guarantor and each Restricted Subsidiary.  Each Subsidiary Guarantor understands, agrees and confirms that the Holders may enforce this Subsidiary Guarantee up to the full amount of the Guaranteed Obligations against such Subsidiary Guarantor without proceeding against any other Subsidiary Guarantor, GMC, the Issuer or any other Guaranteed Party or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2.  Additionally, each Subsidiary Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Issuer or any other Guaranteed Party upon the occurrence in respect of the Issuer or any such other Guaranteed Party of any of the events specified in Section 11(g) of the Note and Guarantee Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Holders, or order, on demand.  This Subsidiary Guarantee shall constitute a guaranty of payment, and not of collection.

3.  The liability of each Subsidiary Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Issuer or any other Guaranteed Party whether executed by such Subsidiary Guarantor, any other Subsidiary Guarantor, any other guarantor or by any other party, and the liability of each Subsidiary Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation:  (a) any direction as to application of payment by the Issuer or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Issuer or any other Guaranteed Party, (e) the failure of the Subsidiary Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Subsidiary Guarantee, (f) to the extent permitted by applicable law, any payment made to any Holder on the indebtedness which any Holder repays the Issuer or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Subsidiary Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Holders as contemplated in Section 6 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations.

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4.  The obligations of each Subsidiary Guarantor hereunder are independent of the obligations of any other Subsidiary Guarantor, any other guarantor, the Issuer or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor whether or not action is brought against any other Subsidiary Guarantor, any other guarantor, the Issuer or any other Guaranteed Party and whether or not any other Subsidiary Guarantor, any other guarantor, the Issuer or any other Guaranteed Party be joined in any such action or actions.  Each Subsidiary Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof.  Any payment by the Issuer or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Issuer or any other Guaranteed Party shall operate to toll the statute of limitations as to each Subsidiary Guarantor.

5.  Any Holder may at any time and from time to time without the consent of, or notice to, any Subsidiary Guarantor, without incurring responsibility to such Subsidiary Guarantor, without impairing or releasing the obligations or liabilities of such Subsidiary Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)  change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)  [Reserved.]

(c)  exercise or refrain from exercising any rights against the Issuer, any other Guaranteed Party, any Restricted Subsidiary thereof or otherwise act or refrain from acting;

(d)  release or substitute any one or more endorsers, Subsidiary Guarantors, other guarantors, the Issuer, any other Guaranteed Party, or other obligors;

(e)  settle or compromise any of the Guaranteed Obligations, any liability (including any hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Issuer or any other Guaranteed Party to creditors of the Issuer or such other Guaranteed Party other than the Holders;

(f)  apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer or any other Guaranteed Party to the Holders regardless of what liabilities of the Issuer or such other Guaranteed Party remain unpaid;

(g)  consent to or waive any breach of, or any act, omission or default under, any of the Note and Guarantee Agreement, the Note and the Guarantee or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement (in accordance with their terms) any of the Note and Guarantee Agreement, the Note and the Guarantee or any of such other instruments or agreements;

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(h)  act or fail to act in any manner which may deprive such Subsidiary Guarantor of its right to subrogation against the Issuer or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Subsidiary Guarantee; and/or

(i)  take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Subsidiary Guarantor from its liabilities under this Subsidiary Guarantee (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Subsidiary Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Subsidiary Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Subsidiary Guarantee, and this Subsidiary Guarantee shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations or as otherwise provided under the terms of the Note and Guarantee Agreement.

6.  This Subsidiary Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.  No failure or delay on the part of any Holder in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.  The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Holder would otherwise have hereunder.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Holder to any other or further action in any circumstances without notice or demand.  It is not necessary for any Holder to inquire into the capacity or powers of the Issuer or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7.  Any indebtedness of the Issuer or any other Guaranteed Party now or hereafter held by any Subsidiary Guarantor is hereby subordinated to the indebtedness of the Issuer or such other Guaranteed Party to the Holders, and such indebtedness of the Issuer or such other Guaranteed Party to any Subsidiary Guarantor, if the Holders, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Subsidiary Guarantor as trustee for the Holders and be paid over to the Holders on account of the indebtedness of the Issuer or the other Guaranteed Parties to the Holders, but without affecting or impairing in any manner the liability of such Subsidiary Guarantor under the other provisions of this Subsidiary Guarantee.  Without limiting the generality of the foregoing, each Subsidiary Guarantor hereby agrees with the Holders that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Subsidiary Guarantee

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(whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash; provided that if any amount shall be paid to such Subsidiary Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Note and Guarantee Agreement, the Note and the Guarantee.

8.  (•  Each Subsidiary Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Subsidiary Guarantee and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by any Holder against, and any other notice to, any party liable thereon (including such Subsidiary Guarantor, any other Subsidiary Guarantor, any other guarantor, the Issuer or any other Guaranteed Party) and each Subsidiary Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Holder upon this Subsidiary Guarantee, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Subsidiary Guarantee.  Each Subsidiary Guarantor hereby waives any defense it may now or hereafter assert in any way relating to any law, regulation, decree or order of any jurisdiction, or any other event, affecting any term of any Obligation or any Holder’s rights with respect thereto.

(b)  Each Subsidiary Guarantor hereby waives any right (except as shall be required by applicable law and cannot be waived) to require the Holders to:  (i) proceed against the Issuer, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Issuer, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Holders’ power whatsoever. Each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Issuer, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Issuer, any other Guaranteed Party, any other Subsidiary Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer or any other Guaranteed Party other than payment in full of the Guaranteed Obligations.

(c)  Each Subsidiary Guarantor waives all presentments, promptness, diligence, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Subsidiary Guarantee, and notices of the existence, creation or incurring of new or additional indebtedness.  Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Subsidiary Guarantor assumes and incurs

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hereunder, and agrees that the Holders shall have no duty to advise any Subsidiary Guarantor of information known to them regarding such circumstances or risks.

Each Subsidiary Guarantor warrants and agrees that each of the waivers set forth above in this Section 8 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.  Notwithstanding anything to the contrary contained elsewhere in this Subsidiary Guarantee, the Holders agree (by their acceptance of the benefits of this Subsidiary Guarantee) that this Subsidiary Guarantee may be enforced only by the action of the Required Holders, and that no other Holder shall have any right individually to seek to enforce or to enforce this Subsidiary Guarantee, it being understood and agreed that such rights and remedies may be exercised by the Required Holders.  The Holders further agree that this Subsidiary Guarantee may not be enforced against any director, officer, employee, partner, member or stockholder of any Subsidiary Guarantor (except to the extent such partner, member or stockholder is also a Subsidiary Guarantor hereunder).  It is understood and agreed that the agreement in this Section 9 is among and solely for the benefit of the Holders and that, if the Required Holders so agree (without requiring the consent of any Subsidiary Guarantor), this Subsidiary Guarantee may be directly enforced by any Holder.

10.  In order to induce the Holders to purchase and hold the Notes pursuant to the Note and Guarantee Agreement, each Subsidiary Guarantor represents, warrants and covenants that as of the date hereof:

(a)  Such Subsidiary Guarantor (i) is a duly organized and validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing (or the equivalent) under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority, as the case may be, to own its property and assets and to transact the business in which it is currently engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business as currently conducted requires such qualification, except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)  Such Subsidiary Guarantor has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of this Subsidiary Guarantee and each other related agreement, instrument or document to which it is a party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of this Subsidiary Guarantee and each such other related agreement, instrument or document.  Such Subsidiary Guarantor has duly executed and delivered this Subsidiary Guarantee and each other related agreement, instrument or document to which it is a party, and this Subsidiary Guarantee and each such other related agreement, instrument or document constitutes the legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting

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creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)  Neither the execution, delivery or performance by such Subsidiary Guarantor of this Subsidiary Guarantee or any other related agreement, instrument or document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material properties or assets of such Subsidiary Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or credit agreement, or any other material agreement, contract or instrument, to which such Subsidiary Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents), as the case may be, of such Subsidiary Guarantor or any of its Subsidiaries.

(d)  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Subsidiary Guarantee by such Subsidiary Guarantor or any other related agreement, instrument or document to which such Subsidiary Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Subsidiary Guarantee or any other related agreement, instrument or document to which such Subsidiary Guarantor is a party.

(e)  Other than as set forth on Schedule 5.6 of the Note and Guarantee Agreement, there are no actions, suits or proceedings pending or, to such Subsidiary Guarantor’s knowledge, threatened (i) with respect to this Subsidiary Guarantee or any other related agreement, instrument or document to which such Subsidiary Guarantor is a party or (ii) with respect to such Subsidiary Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

11.  Each Subsidiary Guarantor covenants and agrees that on and after the Closing and until the repayment in full of the Notes and until such time as no Notes remain outstanding and all Guaranteed Obligations have been paid in full, such Subsidiary Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Note and Guarantee Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 9 or 10 of the Note and Guarantee Agreement, and so that no Default or Event of Default is caused by the actions of such Subsidiary Guarantor or any of its Subsidiaries.

12.  The Subsidiary Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Holder in connection with the enforcement

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of this Subsidiary Guarantee (including, without limitation, the reasonable fees and disbursements of counsel).

13.  This Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the Holders and their successors and assigns.

14.  Neither this Subsidiary Guarantee nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Subsidiary Guarantor directly affected thereby and with the written consent of the Required Holders (or, to the extent required by Section 19 of the Note and Guarantee Agreement, with the written consent of all the Holders or all of the Holders adversely affected thereby, as applicable) at all times prior to the time on which all Guaranteed Obligations have been paid in full.

15.  Each Subsidiary Guarantor acknowledges that an executed (or conformed) copy of each of the Note and Guarantee Agreement, the Note and the Guarantee has been made available to a senior officer of such Subsidiary Guarantor and such officer is familiar with the contents thereof.

16.  In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Note and Guarantee Agreement), each Holder is hereby authorized, at any time or from time to time, without notice to any Subsidiary Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Holder to or for the credit or the account of such Subsidiary Guarantor, against and on account of the obligations and liabilities of such Subsidiary Guarantor to such Holder under this Subsidiary Guarantee, irrespective of whether or not such Holder shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

17.  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including email or facsimile communication) and mailed, emailed, faxed or delivered:  if to any Subsidiary Guarantor, at c/o General Maritime Corporation, 299 Park Avenue, New York, New York, 10171-0002, with copies to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attention: Kenneth Chin, Esq., Telephone No.: (212) 715-9100, Facsimile No.: (212) 715-8000, Email: kchin@kramerlevin.com and Kirkland and Ellis LLP, 555 California Street, San Francisco, California 94104, Attention: Samantha Good, Telephone No.: (415) 439-1914. Facsimile No.: (415) 439-1500, Email: samantha.good@kirkland.com; if to any Holder, at its address specified on Schedule A to the Note and Guarantee Agreement; or, as to any other Obligor, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Holder, at such other address as shall be designated by such Holder in a written notice to the Issuer.  All such notices and communications shall, (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to

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the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by email or facsimile, be effective when sent by email or facsimile, except that notices and communications to any Subsidiary Guarantor shall not be effective until received by such Subsidiary Guarantor, as the case may be.

18.  If any claim is ever made upon any Holder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, the Issuer or any other Guaranteed Party) then and in such event each Subsidiary Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Subsidiary Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Issuer or any other Guaranteed Party, and such Subsidiary Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

19.  (a)  THIS SUBSIDIARY GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.  Any legal action or proceeding with respect to this Subsidiary Guarantee may, in the case of any Holder, and shall, in the case of any Subsidiary Guarantor, be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the City of New York, and, by execution and delivery of this Subsidiary Guarantee, each Subsidiary Guarantor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding. Each Subsidiary Guarantor hereby agrees that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 17 or at such other address of which each Holder shall have been notified pursuant thereto. In addition, each Subsidiary Guarantor hereby irrevocably waives to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement, the notes, the guarantees or any other document executed in connection herewith brought in the courts of the State of New York or the United States District Court for the Southern District of New York, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Each Subsidiary Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Holders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Subsidiary Guarantor in any other jurisdiction.

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(b)  Each Subsidiary Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Subsidiary Guarantee brought in the courts referred to in clause (a) above and hereby further irrevocably waives (to the fullest extent permitted by applicable law) and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c)  EACH SUBSIDIARY GUARANTOR AND EACH HOLDER (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS SUBSIDIARY GUARANTEE) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.  In the event that all of the capital stock or other equity interests of one or more Subsidiary Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 10.02 of the Note and Guarantee Agreement (or such sale, other disposition, or liquidation has been approved in writing by the Required Holders (or all the Holders if required by Section 19 of the Note and Guarantee Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Note and Guarantee Agreement, to the extent applicable, such Subsidiary Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to GMC or any Subsidiary thereof) be released from this Subsidiary Guarantee automatically and without further action and this Subsidiary Guarantee shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for the purposes of this Section 20).

21.  At any time a payment in respect of the Guaranteed Obligations is made under this Subsidiary Guarantee, the right of contribution of each Subsidiary Guarantor against each other Subsidiary Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Subsidiary Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Subsidiary Guarantee.  At any time that a Relevant Payment is made by a Subsidiary Guarantor that results in the aggregate payments made by such Subsidiary Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Subsidiary Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Subsidiary Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Subsidiary Guarantor shall have a right of contribution against each other Subsidiary Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Subsidiary Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Subsidiary Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess

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Amount of such Subsidiary Guarantor and the denominator of which is the Aggregate Excess Amount of all Subsidiary Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Subsidiary Guarantor.  A Subsidiary Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Subsidiary Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Subsidiary Guarantor’s right of contribution arising pursuant to this Section 21 against any other Subsidiary Guarantor shall be expressly junior and subordinate to such other Subsidiary Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Subsidiary Guarantee.  As used in this Section 21:  (i) each Subsidiary Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Subsidiary Guarantor by (y) the aggregate Adjusted Net Worth of all Subsidiary Guarantors; (ii) the “Adjusted Net Worth” of each Subsidiary Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Subsidiary Guarantor and (y) zero; and (iii) the “Net Worth” of each Subsidiary Guarantor shall mean the amount by which the fair saleable value of such Subsidiary Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including, without limitation, contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Subsidiary Guarantee or any guaranteed obligations arising under any guaranty of the Notes) on such date.  Notwithstanding anything to the contrary contained above, any Subsidiary Guarantor that is released from this Subsidiary Guarantee pursuant to Section 20 hereof shall thereafter have no contribution obligations, or rights, pursuant to this Section 21.  All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 21, each Subsidiary Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Subsidiary Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash.  Each of the Subsidiary Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.  In this connection, each Subsidiary Guarantor has the right to waive its contribution right against any Subsidiary Guarantor to the extent that after giving effect to such waiver such Subsidiary Guarantor would remain solvent, in the determination of the Required Holders.

22.  Each Subsidiary Guarantor and each Holder (by its acceptance of the benefits of this Subsidiary Guarantee) hereby confirms that it is its intention that this Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, each Subsidiary Guarantor and each Holder (by its acceptance of the benefits of this Subsidiary Guarantee) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Subsidiary Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and the other Subsidiary Guarantors, result in the Guaranteed Obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

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23.  This Subsidiary Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original (including if delivered by facsimile or electronic transmission), but all of which shall together constitute one and the same instrument.

*  *  *

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IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guarantee to be executed and delivered as of the date first above written.

[SUBSIDIARY GUARANTOR],
each as a Subsidiary Guarantor

By:
Name:
Title: